Exhibit 4.1


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                            DATED AS OF JULY 30, 2002
                                    AMONG
                              M.D.C. HOLDINGS, INC.
                                  as Borrower
                                     AND
                             THE BANKS NAMED HEREIN
                                  as Banks
                                     AND
                                 BANK ONE, NA
                             as Administrative Agent
                                     AND
                           WASHINGTON MUTUAL BANK, FA
                              as Syndication Agent
                                     AND

                          KEYBANK NATIONAL ASSOCIATION
                             as Documentation Agent

                                      AND

                                  BNP PARIBAS,

                                GUARANTY BANK

                                      AND

                              WACHOVIA BANK, N.A.
                                 as Co-Agents

                         BANC ONE CAPITAL MARKETS, INC.
                      Lead Arranger and Sole Book Manager


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                                TABLE OF CONTENTS
                                                                                                                Page
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ARTICLE I  DEFINITIONS............................................................................................1


ARTICLE II  THE CREDITS..........................................................................................20

         2.1      Commitment.....................................................................................20
         2.2      Required Payments..............................................................................21
         2.3      Ratable Loans..................................................................................21
         2.4      Types of Advances..............................................................................21
         2.5      Fees; Reduction and Increase in Commitment.....................................................21
         2.6      Minimum Amount of Each Advance.................................................................24
         2.7      Optional Principal Payments....................................................................24
         2.8      Method of Selecting Types and Interest Periods for New Advances................................24
         2.9      Conversion and Continuation of Outstanding Advances............................................25
         2.10     Changes in Interest Rate, etc..................................................................26
         2.11     Determination of Applicable Margins and Applicable Unused Commitment Rate......................26
         2.12     Rates Applicable After Event of Default........................................................27
         2.13     Method of Payment..............................................................................27
         2.14     Notes; Telephonic Notices......................................................................27
         2.15     Interest Payment Dates; Interest Basis.........................................................28
         2.16     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions................28
         2.17     Lending Installations..........................................................................28
         2.18     Non-Receipt of Funds by Administrative Agent...................................................28
         2.19     Swing Line.....................................................................................28
         2.20     Withholding Tax Exemption......................................................................30
         2.21     Extension of Facility Maturity Date............................................................31
         2.22     Term Out Period................................................................................32
         2.23     Replacement of Certain Banks...................................................................33

ARTICLE III  CHANGE IN CIRCUMSTANCES.............................................................................34

         3.1      Yield Protection...............................................................................34
         3.2      Changes in Capital Adequacy Regulations........................................................35
         3.3      Availability of Types of Advances..............................................................36
         3.4      Funding Indemnification........................................................................36
         3.5      Bank Statements; Survival of Indemnity.........................................................36

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ARTICLE IV  THE LETTER OF CREDIT FACILITY........................................................................37

         4.1      Facility Letters of Credit.....................................................................37
         4.2      Limitations....................................................................................37
         4.3      Conditions.....................................................................................38
         4.4      Procedure for Issuance of Facility Letters of Credit...........................................38
         4.5      Duties of Issuing Bank.........................................................................40
         4.6      Participation..................................................................................40
         4.7      Compensation for Facility Letters of Credit....................................................42
         4.8      Issuing Bank Reporting Requirements............................................................43
         4.9      Indemnification; Nature of Issuing Bank's Duties...............................................43
         4.10     No Obligation to Issue.........................................................................45
         4.11     Obligations of Issuing Bank and Other Banks....................................................45

ARTICLE V  CONDITIONS PRECEDENT..................................................................................45

         5.1      Initial Advance................................................................................45
         5.2      Each Advance...................................................................................47

ARTICLE VI  REPRESENTATIONS AND WARRANTIES.......................................................................48

         6.1      Existence and Standing.........................................................................48
         6.2      Authorization and Validity.....................................................................48
         6.3      No Conflict; Government Consent................................................................48
         6.4      Financial Statements...........................................................................49
         6.5      Material Adverse Change........................................................................49
         6.6      Taxes..........................................................................................49
         6.7      Litigation and Contingent Obligations..........................................................49
         6.8      Subsidiaries...................................................................................49
         6.9      ERISA..........................................................................................50
         6.10     Accuracy of Information........................................................................50
         6.11     Regulation U...................................................................................50
         6.12     Material Agreements............................................................................50
         6.13     Labor Disputes and Acts of God.................................................................50
         6.14     Ownership......................................................................................50
         6.15     Operation of Business..........................................................................50
         6.16     Laws; Environment..............................................................................51
         6.17     Investment Company Act.........................................................................51
         6.18     Public Utility Holding Company Act.............................................................51
         6.19     Subordinated Indebtedness......................................................................52
         6.20     Indenture Provisions...........................................................................52


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ARTICLE VII  AFFIRMATIVE COVENANTS...............................................................................52

         7.1      Financial Reporting............................................................................52
         7.2      Use of Proceeds................................................................................55
         7.3      Notice of Event of Default.....................................................................55
         7.4      Conduct of Business............................................................................55
         7.5      Taxes..........................................................................................55
         7.6      Insurance......................................................................................55
         7.7      Compliance with Laws...........................................................................55
         7.8      Maintenance of Properties......................................................................55
         7.9      Inspection.....................................................................................56
         7.10     Environment....................................................................................56
         7.11     New Guarantors.................................................................................56
         7.12     Change in Schedules............................................................................56

ARTICLE VIII  NEGATIVE COVENANTS.................................................................................57

         8.1      Dividends; Repurchase of Stock.................................................................57
         8.2      Indebtedness...................................................................................57
         8.3      Merger.........................................................................................58
         8.4      Sale of Assets.................................................................................59
         8.5      Investments and Acquisitions...................................................................59
         8.6      Liens..........................................................................................61
         8.7      Affiliates.....................................................................................64
         8.8      Modifications to Certain Indebtedness..........................................................64
         8.9      Amendments of Indenture or Senior Notes........................................................64
         8.10     Negative Pledge................................................................................64

ARTICLE IX  FINANCIAL COVENANTS..................................................................................64

         9.1      Adjusted Consolidated Tangible Net Worth Test..................................................65
         9.2      Leverage Test; Fixed Charge Coverage Test......................................................65
         9.3      Spec Unit Inventory............................................................................66
         9.4      Land Owned.....................................................................................66
         9.5      Adjusted Consolidated Tangible Net Worth Floor.................................................66

ARTICLE X  EVENTS OF DEFAULT.....................................................................................67

         10.1     Representations and Warranties.................................................................67
         10.2     Non-payment....................................................................................67
         10.3     Other Defaults.................................................................................67
         10.4     Other Indebtedness.............................................................................67
         10.5     Bankruptcy.....................................................................................68


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         10.6     Receiver.......................................................................................68
         10.7     Judgment.......................................................................................68
         10.8     Unfunded Liabilities...........................................................................68
         10.9     Withdrawal Liability...........................................................................69
         10.10    Increased Contributions........................................................................69
         10.11    Change in Control..............................................................................69
         10.12    Dissolution....................................................................................69
         10.13    Guaranty.......................................................................................69
         10.14    Land Owned Covenant............................................................................69
         10.15    Adjusted Consolidated Tangible Net Worth Floor.................................................69
         10.16    No Defaults....................................................................................69

ARTICLE XI  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.......................................................70

         11.1     Acceleration; Remedies.........................................................................70
         11.2     Amendments.....................................................................................71
         11.3     Preservation of Rights.........................................................................72

ARTICLE XII  GENERAL PROVISIONS..................................................................................72

         12.1     Survival of Representations....................................................................72
         12.2     Governmental Regulation........................................................................72
         12.3     Taxes..........................................................................................72
         12.4     Headings.......................................................................................72
         12.5     Entire Agreement...............................................................................72
         12.6     Nature of Obligations; Benefits of this Agreement..............................................73
         12.7     Expenses; Indemnification......................................................................73
         12.8     Numbers of Documents...........................................................................73
         12.9     Accounting.....................................................................................73
         12.10    Severability of Provisions.....................................................................74
         12.11    Nonliability of Banks and Issuing Bank.........................................................74
         12.12    CHOICE OF LAW..................................................................................74
         12.13    Arbitration....................................................................................74
         12.14    CONSENT TO JURISDICTION........................................................................75
         12.15    WAIVER OF JURY TRIAL...........................................................................76
         12.16    Confidentiality................................................................................76

ARTICLE XIII  ADMINISTRATIVE AGENT...............................................................................76

         13.1     Appointment....................................................................................76
         13.2     Powers.........................................................................................76
         13.3     General Immunity...............................................................................77

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         13.4     No Responsibility for Loans, Recitals, etc.....................................................77
         13.5     Action on Instructions of Banks................................................................77
         13.6     Employment of Administrative Agents and Counsel................................................77
         13.7     Reliance on Documents; Counsel.................................................................77
         13.8     Administrative Agent's Reimbursement and Indemnification.......................................78
         13.9     Rights as a Bank or Issuing Bank...............................................................78
         13.10    Bank Credit Decision...........................................................................78
         13.11    Successor Administrative Agent.................................................................78
         13.12    Administrative Agent's Fee.....................................................................79

ARTICLE XIV  RATABLE PAYMENTS....................................................................................79

         14.1     Ratable Payments...............................................................................79

ARTICLE XV  BENEFIT OF AGREEMENT, ASSIGNMENTS; PARTICIPATIONS....................................................80

         15.1     Successors and Assigns.........................................................................80
         15.2     Participations.................................................................................80
         15.3     Assignments....................................................................................81
         15.4     Dissemination of Information...................................................................82
         15.5     Tax Treatment..................................................................................82

ARTICLE XVI  NOTICES.............................................................................................82

         16.1     Giving Notice..................................................................................82
         16.2     Change of Address..............................................................................82

ARTICLE XVII  COUNTERPARTS.......................................................................................82

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                                                           v

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                         LIST OF SCHEDULES AND EXHIBITS

EXHIBITS:

Exhibit A                    Form of Guaranty
Exhibit B                    Form of Note
Exhibit C                    Form of Commitment and Acceptance
Exhibit D                    Form of Borrowing Notice
Exhibit E                    Form of Opinion of General Counsel
Exhibit F                    Form of Compliance Certificate of Authorized
                                 Officer (Financial Covenant Tests)
Exhibit G                    Form of Assignment and Assumption Agreement

SCHEDULES:

Schedule 1                   Non-Guarantor Subsidiaries

Schedule 2                   Commitments

Schedule 4.4                 Existing Letters of Credit

Schedule 6.3                 Required Orders, Consents and Approvals

Schedule 6.8                 Subsidiaries

Schedule 8.2                 Existing Indebtedness

Schedule 8.6                 Existing Liens

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of July 30, 2002, among M.D.C. HOLDINGS, INC., a Delaware corporation, as Borrower, the Banks listed on the signature pages of this Agreement, BANK ONE, NA, as Administrative Agent and BANK ONE, ARIZONA, N.A. (solely for the purposes set forth in Section 4.4(f)).


                                    RECITALS

     A. M.D.C. Holdings, Inc., as borrower, Bank One, NA, as administrative agent and the banks party thereto have entered into that certain Amended and Restated Credit Agreement dated October 8, 1999 (as amended, the "Original Credit Agreement").

     B. The parties hereto desire to amend and restate the Original Credit Agreement in its entirety as hereinafter provided.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Original Credit Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "AAA" is defined in Section 12.13.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any Guarantor (i) acquires any going concern or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership or other ownership interests of a partnership, joint venture, limited liability company or other similar business organization.

         "Additional Bank" is defined in Section 2.5(d)(i).

         "Adjusted Book Value of Land Owned" means, as of the last day of any fiscal quarter, (i) the book value of all land owned by Borrower or any Guarantor at such date, including without limitation Land Under Development, Entitled Lots and Finished Lots but excluding any parcel of land on which a Housing Unit is located, less (ii) an amount equal to the lesser of (A) fifty percent (50%) of the book value of the land component of any Housing Unit with respect to which a Housing Unit Closing occurred during the period of four consecutive fiscal quarters ending on such date and (B) fifty percent (50%) of Adjusted Consolidated Tangible Net Worth as of such date.

         "Adjusted Consolidated Tangible Net Worth" means, at any date, (a) Consolidated Tangible Net Worth, plus (b) the lesser of (i) fifty percent (50%) of the Subordinated Indebtedness of Borrower and Guarantors (taken as a whole on a consolidated basis) and (ii) $100,000,000.00, less (C) the Net Worth of each Non-Guarantor Subsidiary (taken as a whole on a consolidated basis).

         "Adjusted Consolidated Tangible Net Worth Test" is defined in Section 9.1.

         "Administrative Agent" means Bank One, NA, in its capacity as administrative agent for Banks pursuant to Article XIII, and not in its individual capacity as a Bank, and any successor Administrative Agent appointed pursuant to Article XIII.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by Banks (or Swing Line Advances made by Bank
One) to Borrower of the same Type and, in the case of a LIBOR Advance, for the same Interest Period.

         "Affected Bank" is defined in Section 2.23.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person beneficially owns (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Commitment" means the aggregate of the Commitments of all Banks, as increased or reduced from time to time pursuant to the terms hereof. As of the date of this Agreement, the Aggregate Commitment is $538,000,000.

         "Agreement" means this Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" is defined in Section 12.9.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day plus (b) 1/2 of 1% per annum.

         "Applicable Floating Rate Margin" means, as at any date of determination, the margin indicated in Section 2.11 as then applicable in the determination of the Floating Rate.

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         "Applicable Letter of Credit Rate" means, as at any date of determination, a rate per annum equal to the Applicable LIBOR Rate Margin.

         "Applicable LIBOR Rate Margin" means, as at any date of determination, the margin indicated in Section 2.11 as then applicable in the determination of LIBOR Rates.

         "Applicable Margin(s)" means the Applicable LIBOR Rate Margin and/or the Applicable Floating Rate Margin, as the case may be.

         "Applicable Unused Commitment Rate" means, as at any date of determination, the rate per annum indicated in Section 2.11 as then applicable in the determination of the Unused Commitment Fee under Section 2.5(a).

         "Arranger" means Banc One Capital Markets, Inc.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment Agreement" is defined in Section 15.3.2.

         "Authorized Officer" means any one or more of the Chairman, President, Senior Vice President or any Vice President, Chief Financial Officer, Treasurer, or other officer of Borrower or a Guarantor, as applicable, acting singly or together, in accordance with the applicable resolutions and bylaws of Borrower or such Guarantor.

         "Available Credit" means, at any date with respect to any Bank, the amount (if any) by which such Bank's Commitment exceeds the sum of (i) the outstanding principal balance of such Bank's Loans as of such date, plus (ii) such Bank's ratable share (determined in accordance with Section 4.6) of the Facility Letter of Credit Obligations as of such date.

         "Average Daily Outstandings" means, for any quarter (or portion thereof), the sum of (i) the outstanding principal balance of the Loans (including the outstanding principal balance of the Swing Line Advances) plus
(ii) the outstanding amount of the Facility Letters of Credit, all calculated for each day during the quarter (or portion thereof) for which the Unused Commitment Fee is being computed, divided by the number of days in that quarter (or portion thereof).

         "Bank One" means Bank One, NA (headquartered in Chicago, Illinois), in its individual capacity, and its successors and assigns.

         "Bank One, Arizona" means Bank One, Arizona, N.A., in its capacity as an Issuing Bank under Section 4.4(f).

         "Bank One, Arizona LCs" is defined in Section 4.4(f).

         "Banks" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Borrower" means M.D.C. Holdings, Inc., a Delaware corporation, its successors and assigns.

         "Borrowing Base" means, with respect to an Inventory Valuation Date for which it is to be determined, an amount equal to the sum of the following assets of Borrower and each Guarantor (but only to the extent that such assets are not subject to any Liens other than Permitted Liens):

               (i)      the Receivables, multiplied by ninety percent (90%);
                        plus
                        ----

               (ii) the book value of Presold Units, multiplied by eighty percent (80%); plus
                                       ----

               (iii) the book value of Spec Units, multiplied by seventy percent (70%); plus
                                       ----

               (iv) the book value of Model Units, multiplied by seventy percent (70%); plus
                                       ----

               (v) the book value of Finished Lots, multiplied by seventy percent (70%); plus
                                       ----

               (vi) the book value of Land Under Development, multiplied by fifty percent (50%); plus
                                             ----

               (vii) the book value of Entitled Land, multiplied by thirty percent (30%);

provided, however, that the aggregate of the amounts calculated pursuant to clauses (v), (vi) and (vii) shall not exceed at any time forty percent (40%) of the Borrowing Base.

         "Borrowing Base Certificate" means a written certificate in a form acceptable to Administrative Agent setting forth the amount of the Borrowing Base with respect to the calendar month most recently completed, certified as true and correct by an Authorized Officer of Borrower.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalents" means:

               (a)      U.S. Treasury bills and notes;

               (b)      GNMA securities;

               (c) debt insured by other agencies guaranteed by the full faith and credit of the United States of America;

               (d) commercial paper rated either "A1" or better by S&P or "P1" by Moody's;

(e) Dutch Auction Preferred Stocks (DAP) rated either "AA" or better by S&P or "Aa2" or better by Moody's.

               (f) certificates of deposit issued by commercial banks, savings banks or savings and loan associations whose short-term debt is rated either "A1" or better by S&P or "P1" or better by Moody's, or if such an institution is a subsidiary whose short-term debt is unrated, then its parent corporation must have such a rating;

               (g) bankers acceptances issued by financial institutions that meet the requirements for certificates of deposit;

               (h) deposits in institutions having the same qualifications required for investments in certificates of deposit;

               (i) repurchase agreements collateralized by any otherwise acceptable collateral as defined above; and

               (j) money market accounts a majority of whose assets are composed of items described by any of the foregoing clauses (a) through (i) through brokerage firms deemed acceptable by Borrower's management.

         "Change in Control" means (a) as to Borrower, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Borrower, or (b) as to any Guarantor, the acquisition by any Person (except Borrower or one or more of the Guarantors), or two or more Persons acting in concert of any beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of any of the outstanding shares of voting stock of such Guarantor.

         "Co-Agent" means each of BNP Paribas, Guaranty Bank and Wachovia Bank, N.A.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Bank, the obligation of such Bank to make Loans, and to participate in the Facility Letters of Credit in accordance with
Section 4.6(a), not exceeding the amount set forth in Schedule 2 or as set forth in any Commitment and Acceptance delivered pursuant to Section 2.5(d) or as set forth in any Assignment Agreement relating to any assignment that has become effective pursuant to Section 15.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Commitment and Acceptance" is defined in Section 2.5(d)(i).

         "Consolidated Indebtedness" means, at any date, the outstanding amount of all Indebtedness (including without limitation any Subordinated Indebtedness) of Borrower and Guarantors, without duplication, (taken as a whole on a consolidated basis in conformity with Agreement Accounting Principles). "Consolidated Indebtedness" shall specifically exclude:

               (i)      Indebtedness of any Non-Guarantor Subsidiary; and

               (ii) Any guarantees of the Indebtedness of HomeAmerican Mortgage Corporation not to exceed in the aggregate $75,000,000.

         "Consolidated Interest Expense" means for any period, without duplication, the aggregate amount of interest which, in conformity with Agreement Accounting Principles, would be set opposite the caption "interest expense" or any like caption on a consolidated income statement for Borrower and Guarantors (specifically excluding the Non-Guarantor Subsidiaries), including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense, other than interest and other charges amortized to cost of sales. Consolidated Interest Expense includes, with respect to Borrower and Guarantors (specifically excluding the Non-Guarantor Subsidiaries), without duplication, all interest included as a component of cost of sales for such period.

         "Consolidated Interest Incurred" means for any period, without duplication, the aggregate amount of interest which, in conformity with Agreement Accounting Principles, would be set opposite the caption "interest expense" or any like caption on a consolidated income statement for Borrower and Guarantors (specifically excluding the Non-Guarantor Subsidiaries), including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales. Consolidated Interest Incurred includes, with respect to Borrower and Guarantors, without duplication, all capitalized interest for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption "interest expense" or any like caption, and all interest actually paid by Borrower or any Guarantor (specifically excluding the Non-Guarantor Subsidiaries) under any contingent obligation during such period.

         "Consolidated Net Income" means, for any period, the net income (or loss) of Borrower on a consolidated basis for such period taken as a single accounting period, determined in conformity with Agreement Accounting Principles.

         "Consolidated Senior Debt Borrowings" means, at any date, with respect to Borrower and Guarantors, without duplication (taken as a whole on a consolidated basis), the outstanding principal amount of all obligations described in clauses (i), (iv) or (viii) of the definition of "Indebtedness" (including the Obligations and the Senior Debt) calculated in accordance with Agreement Accounting Principles but excluding (i) Indebtedness of any Non-Guarantor Subsidiary, (ii) Indebtedness of Borrower to a Guarantor, a Guarantor to Borrower or a Guarantor to another Guarantor, (iii) any Subordinated Indebtedness and (iv) Indebtedness secured by collateral having a value in excess of the amount of such Indebtedness.

         "Consolidated Tangible Net Worth" means, at any date, the stockholders' equity of Borrower determined on a consolidated basis in conformity with Agreement Accounting Principles, less (i) its consolidated Intangible Assets, and less (ii) loans and advances to directors, officers and employees of Borrower but excluding (A) loans for purposes of exercising options to purchase capital stock in Borrower to the extent not otherwise netted out in the determination of stockholders' equity, and (B) any arms-length mortgage loans made by any Subsidiary in the ordinary course of such Subsidiary's business, and
(C) any advances made to employees in the ordinary course of business for travel and other items, and (D) other such loans and advances not to exceed $5,000,000 in the aggregate outstanding at any one time, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (1) all write-ups in the book value of any asset owned by Borrower or any Subsidiary, (2) any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Borrower or any Subsidiary, (3) all unamortized debt discount, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items, and (4) all items that would be considered intangible assets under Agreement Accounting Principles.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, a Guarantor or any of their respective Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Coverage Test Failure Quarter" is defined in Section 9.2(b).

         "Dividend" means (i) any dividend paid or declared by Borrower or any Guarantor, as applicable; (ii) any purchase, redemption, retirement or other acquisition by Borrower or any

Guarantor, as applicable, for value, or the setting aside of any funds or issuance of any warrants for such purpose, of any of the capital stock of Borrower or such Guarantor, as applicable, now or hereafter outstanding or any interest therein; and (iii) as to any Guarantor, any distribution of assets, properties, cash, rights, obligations or other consideration or securities of such Guarantor, directly or indirectly, to Borrower.

         "Documentation Agent" means KeyBank National Association.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "EBITDA" means, for any period, without duplication, the following, all as determined on a consolidated basis for Borrower and Guarantors (specifically excluding the Non-Guarantor Subsidiaries) in conformity with Agreement Accounting Principles,

              (i) the sum of the amounts for such period of (a)
         Consolidated Net Income (specifically excluding for purposes of this definition net income of the Non-Guarantor Subsidiaries but including, however, any dividends and reimbursements of taxes paid by any Non-Guarantor Subsidiary to Borrower or any Guarantor), (b) Consolidated Interest Expense, (c) charges against income for all federal, state and local taxes, (d) depreciation expense, (e) amortization expense, (f) other non-cash charges and expenses, and (g) any losses arising outside of the ordinary course of business which have been included in the determination of such Consolidated Net Income, less

              (ii) any gains arising outside of the ordinary course of business which have been included in the determination of such Consolidated Net Income.

         "Entitled Land" means parcels of land owned by Borrower or any Guarantor which are zoned for the construction of single-family dwellings, whether detached or attached (excluding mobile homes); provided, however, that the term "Entitled Land" shall not include Land under Development, Finished Lots or any real property upon which the construction of Housing Units has commenced (as described in the definition of "Housing Unit").

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Event of Default" means an event described in Article X after the expiration of any applicable cure or notice period provided in Article X.

         "Excluded Taxes" is defined in Section 3.1(i).

         "Existing Letters of Credit" means, collectively, the Bank One, Arizona LCs and the Other Existing LCs.

         "Extension Request" is defined in Section 2.21(a).

         "Facility Increase Request" is defined in Section 2.5(d)(i).

         "Facility Letter of Credit" means each Existing Letter of Credit and any Letter of Credit issued by the Issuing Bank for the account of Borrower or any Guarantor in accordance with Article IV.

         "Facility Letter of Credit Fee" means a fee, payable with respect to each Facility Letter of Credit issued by the Issuing Bank, in an amount per annum equal to the product of (i) the Applicable Letter of Credit Rate (determined as of the date on which the quarterly installment of such fee is due) and (ii) the face amount of such Facility Letter of Credit. The Applicable Letter of Credit Rate shall be adjusted, as applicable, from time to time, effective on the first January 1, April 1, June 1 or October 1 to occur on or after any change in the Applicable LIBOR Rate Margin.

         "Facility Letter of Credit Obligations" means, at any date, the sum of
(i) the aggregate undrawn face amount of all outstanding Facility Letters of Credit, plus (ii) the aggregate amount paid by an Issuing Bank on any Facility Letters of Credit to the extent (if any) not reimbursed by Borrower or by Banks under Section 4.4.

         "Facility Maturity Date" means July 29, 2006, as the same may be extended as provided in Section 2.21.

         "Facility Rating" means the second highest of the publicly announced ratings by any two (2) or more of Moody's, S&P and Fitch's Investment Service, as selected by Borrower, on Borrower's Indebtedness evidenced by this Agreement and the Notes; provided, however, (i) if none of such ratings is from Moody's and S&P, there shall be no Facility Rating, (ii) if the only such ratings are from Moody's and S&P, the Facility Rating shall be the higher of the two ratings, and (iii) if there is only one such rating, there shall be no Facility Rating, unless such rating is from Moody's or S&P, in which event such rating shall be the Facility Rating. The Facility Rating shall change if and when such rating(s) change.

         "Facility Termination Date" means the earlier of (i) the Facility Maturity Date, or (ii) the last day of the Term Out Period (if applicable) then in effect, as calculated pursuant to Section 2.22.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m., Chicago time, for such day on such transactions received by Administrative Agent from three (3) Federal funds brokers of recognized standing selected by Administrative Agent in its sole discretion.

         "Financial Covenant Test" means each of the Adjusted Consolidated Tangible Net Worth Test and the Leverage Test. The covenants set forth in Sections 9.3, 9.4 and 9.5 shall not constitute Financial Covenant Tests.

         "Finished Lots" means parcels of land owned by Borrower or any Guarantor which are duly recorded and platted for the construction of single-family dwelling units, whether detached or attached (but excluding mobile homes) and zoned for such use, with respect to which all requisite governmental consents and approvals required for a building permit to be issued have been, or could be, obtained; provided, however, that the term "Finished Lots" shall not include any real property upon which the construction of a Housing Unit has commenced (as described in the definition of "Housing Unit").

         "Fixed Charge Coverage Test" is defined in Section 9.2(b).

         "Fixed Charges Incurred" means, for any period, without duplication, the sum of (i) Consolidated Interest Incurred for such period, plus (ii) rent payable by Borrower or any Guarantor during such period under leases of homes that, if owned by Borrower or a Guarantor, would constitute Model Units, plus
(iii) Dividends paid during such period by Borrower on any class of preferred stock.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day, plus (ii) the Applicable Floating Rate Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "GAAP" means generally accepted accounting principles in effect from time to time, consistently applied.

         "Guarantors" means RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF MARYLAND, INC., a Maryland corporation, RICHMOND AMERICAN HOMES OF NEVADA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF VIRGINIA, INC., a Virginia corporation, RICHMOND AMERICAN HOMES OF ARIZONA, INC., a Delaware corporation, RICHMOND AMERICAN HOMES OF COLORADO, INC., a Delaware corporation, RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF CALIFORNIA (INLAND EMPIRE), INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF UTAH, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF TEXAS, INC., a Colorado corporation, M.D.C. LAND CORPORATION, a Colorado corporation, RICHMOND AMERICAN CONSTRUCTION, INC., a Delaware corporation, RAH TEXAS HOLDINGS, LLC, a Colorado limited liability company and RAH OF TEXAS, LP, a Colorado limited partnership, and their successors and assigns, and any Subsidiary that shall hereafter become a Guarantor in accordance with Section 7.11 hereof, and any successors and assigns of any of the foregoing. "Guarantor" means any one of the Guarantors.

         "Guaranty" means a Guaranty, in substantially the form of Exhibit A hereto, duly executed by one or more Guarantors, as the same may be supplemented, amended or modified and in effect from time to time.

         "Housing Unit" means a single-family dwelling (where construction has commenced), whether detached or attached (including condominiums but excluding mobile homes), including the parcel of land on which such dwelling is located, that is or will be available for sale by Borrower or a Guarantor. The construction of a Housing Unit shall be deemed to have commenced upon commencement of the trenching for the foundation of the Housing Unit. Each "Housing Unit" is either a Presold Unit, a Spec Unit or a Model Unit.

         "Housing Unit Closing" means a closing of the sale of a Housing Unit by Borrower or a Guarantor to a bona fide purchaser for value.

         "Increase Date" is defined in Section 2.5(d)(ii).

         "Indebtedness" of a Person means, without duplication, such Person's

              (i)      obligations for borrowed money,
              (ii) obligations representing the deferred purchase price of Property or services (other than (A) trade accounts payable and accrued expenses arising or occurring in the ordinary course of such Person's business, and (B) obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens),

              (iii) obligations, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person (other than the obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens),

              (iv) obligations which are evidenced by notes, bonds, debentures, or other similar instruments,

              (v)      Capitalized Lease Obligations,

              (vi)     net liabilities under Rate Hedging Obligations,

              (vii) all liabilities and obligations of others of the kind described in clauses (i) through (vi) and (viii) that such Person has guaranteed or that is otherwise its legal liability,

              (viii) reimbursement obligations for which such Person is obligated with respect to a Letter of Credit (which shall be included in the face amount of such Letter of Credit, whether or not such reimbursement obligations are due and payable), provided, however, that Letters of Credit supporting performance obligations shall not be included in Indebtedness unless and until such Letter of Credit is drawn upon, and

              (ix) a pro rata share of the Indebtedness of any joint venture in which such Person holds an interest.

Indebtedness includes, without limitation, in the case of Borrower, the Obligations (subject to clause (viii) above) and the obligations evidenced by the Senior Notes and the documents executed in connection therewith.

         "Indenture" means that certain Senior Notes Indenture, dated as of January 28, 1998, as amended by First Supplemental Indenture dated December 7, 2001, as amended by Second Supplemental Indenture dated on or about the date hereof between Borrower and U.S. Bank National Association pursuant to which the Senior Notes were issued.

         "Interest Period" means, with respect to a LIBOR Advance, a period of one, two, three or six months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. No Interest Period shall extend beyond the Facility Termination Date (or, if the provisions of Section 2.21(c) apply, the Previous Maturity Date).

         "Inventory Valuation Date" means the last day of the most recent calendar month with respect to which a Borrower is required to have delivered a Borrowing Base Certificate pursuant to Section 7.1(vi) hereof.

         "Investment" of a Person means any loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business), or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership, joint venture or limited liability company interests, notes, debentures or other securities of any other Person made by such Person.

         "Issuance Date" means the date on which a Facility Letter of Credit is issued, amended or extended.

         "Issuing Bank" means (i) solely with respect to the Bank One, Arizona LCs, Bank One, Arizona, (ii) solely with respect to the Other Existing LCs, the Prior Issuing Banks, and (iii) with respect to all Facility Letters of Credit issued after the date hereof, Bank One or such other Bank as Borrower, Administrative Agent and such other Bank may agree upon, that may from time to time issue Facility Letters of Credit.

         "Land Under Development" means parcels of land owned by Borrower or any Guarantor which are zoned for the construction of single-family dwelling units, whether attached or detached (excluding mobile homes) and upon which the construction of site improvements has commenced and is proceeding; provided, however, that the term "Land Under Development" shall not include (i) Finished Lots, (ii) Entitled Land, (iii) any real property upon which the construction of a Housing Unit has commenced, or (iv) vacant land held by Borrower or any Guarantor for future development or sale and designated as inactive land in the footnotes to Borrower's or such Guarantor's financial statements.

         "Lending Installation" means, with respect to a Bank or Administrative Agent, any office, branch, banking subsidiary of the holding company of a Bank or Administrative Agent, or banking Affiliate of such Bank or Administrative Agent located in each event in the United States.

         "Letter of Credit" means a letter of credit or similar instrument which is issued by a financial institution upon the application of a Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Leverage Multiplier" means, at the date hereof, 2.15, as such amount may hereafter be adjusted from time to time as provided in Section 9.2(c).

         "Leverage Test" is defined in Section 9.2(a).

         "LIBOR Advance" means an Advance which bears interest at a LIBOR Rate.

         "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the applicable British Bankers' Association Interest LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that if no such British Bankers' Association Interest LIBOR rate is available to the Administrative Agent, the applicable LIBOR Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant LIBOR Loan and having a maturity equal to such Interest Period.

         "LIBOR Loan" means a Loan which bears interest at a LIBOR Rate.

         "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable LIBOR Rate Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment (the purpose of which is to grant a security interest), deposit arrangement (the purpose of which is to grant a security interest), encumbrance or other security agreement or arrangement of any kind or nature whatsoever the purpose of which is to grant a security interest, whether or not filed or recorded or otherwise perfected (including the interest of a vendor or lessor under any conditional sale, any Capitalized Lease or any lease deemed to constitute a security interest, any other title retention agreement).

         "Loan" means, with respect to a Bank, such Bank's portion of any Advance. For purposes of a Swing Line Advance, Bank One's portion of such Advance is 100%.

         "Loan Documents" means this Agreement, the Notes and any Reimbursement Agreements.

         "Material Adverse Effect" means a material adverse effect, based on commercially reasonable standards, on (i) the business, Property, condition (financial or otherwise), or results of operations of Borrower and Guarantors, taken as a whole, (ii) the ability of Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability under applicable law of any of the Loan Documents or Guaranties or the rights or remedies of Administrative Agent, Banks or any Issuing Bank thereunder (other than as to clause (iii), a Material Adverse Effect resulting solely from the acts or omissions of Administrative Agent and/or any Bank(s)). Items disclosed by Borrower in its form 10-Q and form 10-K or any other filings with the Securities and Exchange Commission shall not be deemed to have a Material Adverse Effect solely because of such disclosure, and the existence and content of such disclosure shall not be prima facie evidence of a Material Adverse Effect.

         "Model Unit" means a Housing Unit constructed initially for inspection by prospective purchasers that is not intended to be sold until all or substantially all other Housing Units in the applicable subdivision are sold.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement as described in Section 3(37) of ERISA to which Borrower, any Guarantor or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Worth" means, at any date as to each Non-Guarantor Subsidiary (taken as a whole on a consolidated basis), the sum of (A) all stockholders' equity of such Non-Guarantor Subsidiary, less (B) all loans, advances or other sums paid by such Subsidiary to Borrower or any Guarantor and outstanding at such date, all as determined in conformity with Agreement Accounting Principles.

         "New Bank" is defined in Section 2.5(d)(i).

         "Non-Guarantor Subsidiary" means each Subsidiary of Borrower that is not a Guarantor. The Non-Guarantor Subsidiaries as of the date of this Agreement are listed on Schedule 1.

         "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person (i) for which the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within ninety (90) days after the acquisition of such property and for which no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness, or (ii) that refinances Indebtedness described in clause (i) and for which the recourse is limited to the same extent described in clause (i).

         "Note" means a promissory note, in substantially the form of Exhibit B hereto, duly executed by Borrower and payable to the order of a Bank in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, the Facility Letter of Credit Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Borrower to Banks or to any Bank, Administrative Agent, any Issuing Bank or any indemnified party hereunder arising under the Loan Documents.

         "Original Credit Agreement" is defined in Recital A.

         "Other Existing LCs" is defined in Section 4.4(g).

         "Participants" is defined in Section 15.2.1.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Liens" means, as to Borrower or any Guarantor, any of the following:

              (i) Liens for taxes, assessments or governmental charges or levies on Borrower's or such Guarantor's Property if the same (A) shall not at the time be delinquent or thereafter can be paid without penalty, or (B) are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established on Borrower's or such Guarantor's books in accordance with Agreement Accounting Principles.

              (ii) Liens imposed by law, such as carriers', warehousemen's, mechanics' and materialmen's Liens and other similar Liens arising in the ordinary course of business with respect to amounts that either
         (A) are not yet delinquent, or (B) are delinquent but are being contested in a timely manner in good faith by appropriate proceedings and for which adequate reserves shall have been established on Borrower's or Guarantor's books in accordance with Agreement Accounting Principles.

              (iii) Utility easements, rights of way, zoning restrictions, covenants, reservations, and such other burdens, encumbrances or charges against real property, or other minor irregularities of title, as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof or the sale thereof in the ordinary course of business of Borrower or such Guarantor.

              (iv) Easements, dedications, assessment district or similar Liens in connection with municipal financing and other similar encumbrances or charges, in each case reasonably necessary or appropriate for the development of real property of Borrower or such Guarantor, and which are granted in the ordinary course of the business of Borrower or such Guarantor, and which in the aggregate do not materially burden or impair the fair market value or use of such real property (or the project to which it is related) for the purposes for which it is or may reasonably be expected to be held.

              (v) Any option or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Borrower or such Guarantor.

              (vi) Any agreement or contract to participate in the income or revenue or to pay lot premiums, in each case derived from the sale of Housing Units and granted in the ordinary course of business to the seller of the real property upon which the Housing Unit is constructed.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower, any Guarantor or any member of the Controlled Group may have any liability.

         "Presold Unit" means a Housing Unit owned by Borrower or any Guarantor that is subject to a bona fide written agreement between Borrower or such Guarantor and a third Person purchaser for sale in the ordinary course of Borrower's or such Guarantor's business of such Housing Unit and the related lot, accompanied by a cash earnest money deposit or down payment in an amount that is customary, and subject only to ordinary and customary contingencies to the purchaser's obligation to buy the Housing Unit and related lot.
         "Previous Maturity Date" is defined in Section 2.21(c).

         "Prime Rate" means the per annum rate announced by Bank One from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by Bank One to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

         "Prior Banks" means the "Banks" as defined in the Original Credit Agreement.

         "Prior Issuing Banks" means those Prior Banks that have issued the Other Existing LCs.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Public Indebtedness" means Indebtedness evidenced by notes, debentures, or other similar instruments issued after the date of this Agreement pursuant to either (i) a registered public offering or (ii) a private placement of such instruments in accordance with an exemption from registration under the Securities Act of 1933 and/or the Securities Exchange Act of 1934 or similar law.

         "Purchasers" is defined in Section 15.3.1.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Receivables" means the net proceeds payable to, but not yet received by, Borrower or any Guarantor following a Housing Unit Closing.

         "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness (or that refunds, refinances or extends any refund, refinancing or extension of such Indebtedness), but only to the extent that

              (i) the Refinancing Indebtedness is subordinated to or pari passu with the Obligations (or a Guarantor's obligations under its Guaranty, as applicable) to the same extent as the Indebtedness being refunded, refinanced or extended,

              (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the then current maturity date of such Indebtedness,

              (iii) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the sum of the aggregate amount then outstanding plus all amounts committed but undisbursed under the Indebtedness being refunded, refinanced or extended,

              (iv) the Person or Persons liable for the payment of such Refinancing Indebtedness are the same Person or Persons
         (or successor(s) thereto) that were liable for the Indebtedness being refunded, refinanced or extended when such Indebtedness was initially incurred, and

              (v) such Refinancing Indebtedness is incurred within 120 days after the Indebtedness being refunded, refinanced or extended is so refunded, refinanced or extended.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Agreement" means, with respect to a Facility Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as an Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such

Issuing Bank and Borrower and as are not materially adverse (in the reasonable judgment of such Issuing Bank and Administrative Agent) to the interests of Banks; provided, however, in the event of any conflict between the terms of any Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

         "Rejecting Bank" is defined in Section 2.21(b).

         "Related Business" means any of the following lines of business or business activity of the type conducted by Borrower, Guarantors and their Subsidiaries on the date hereof: (i) the home building business, (ii) the residential mortgage loan business, (iii) the real estate development business,
(iv) the title insurance agency and settlement business, and (v) the insurance agency business.

         "Replacement Bank" is defined in Section 2.23.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or waiver of the funding requirements under Section 412(d) of the Code.

         "Required Banks" means Banks in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Banks in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities (as defined therein).

         "S&P" means Standard & Poor's Ratings Services.

         "SEC Filing" means any form 10-K, form 10-Q or form 8-K of Borrower hereafter filed by Borrower with the Securities and Exchange Commission and delivered to Administrative Agent pursuant to Section 7.1(xii).

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Senior Debt" means the Senior Notes or, if the Senior Notes are refinanced, the Refinancing Indebtedness with respect thereto.

         "Senior Notes" means the 8-3/8% Senior Notes due 2008 of Borrower issued in the original principal amount of $175,000,000 pursuant to the Indenture.

         "Senior Public Debt Rating" means the second highest of the publicly announced ratings by any two (2) or more of Moody's, S&P and Fitch's Investment Service, as selected by Borrower, on Borrower's Senior Debt or other Public Indebtedness of Borrower that is pari passu with the Obligations; provided, however, (i) if none of such ratings is from Moody's and S&P, there shall be no Senior Public Debt Rating, (ii) if the only such ratings are from Moody's or S&P, the Senior Public Debt Rating shall be the higher of the two ratings, (iii) if there is only one rating, there shall be no Senior Public Debt Rating, unless such rating is from Moody's or S&P, in which event such rating shall be the Senior Public Debt Rating. The Senior Public Debt Rating shall change if and when such rating(s) change.

         "Significant Subsidiary" means any Non-Guarantor Subsidiary that has a Net Worth equal to or exceeding $1,000,000.00.

         "Single Employer Plan" means a Plan maintained by Borrower, any Guarantor or any member of the Controlled Group for employees of Borrower, any Guarantor or any member of the Controlled Group.

         "Spec Unit" means any Housing Unit owned by Borrower or any Guarantor that is not a Presold Unit or a Model Unit.

         "Subordinated Indebtedness" means any Indebtedness of Borrower or any Guarantor (a) which has a maturity date that is later than the Facility Maturity Date and (b) the payment of which Indebtedness is subordinated to payment of the Obligations or to such Guarantor's Guaranty of the Obligations (as applicable) to the satisfaction of the Required Banks. Subordinated Indebtedness shall specifically not include Indebtedness of any Guarantor to Borrower or Borrower to any Guarantor.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power for the election of the board of directors of which shall at the time be beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of Borrower.

         "Substantial Portion" means, with respect to the Property of Borrower and Guarantors, taken as a whole, Property which represents more than 10% of Consolidated Tangible Net Worth, as would be shown in the consolidated financial statements of Borrower as of the beginning of the fiscal quarter in which such determination is made.

         "Swing Line Advances" has the meaning set forth in Section 2.19.

         "Swing Line Advance Maturity Date" means that day that is the second Business Day following the date in which a Swing Line Advance was funded by Bank One.

         "Syndication Agent" means Washington Mutual Bank, FA.

         "Term Out Date" is defined in Section 2.22(a).

         "Term Out Period" means the period of time commencing on the Term Out Date and expiring on the Facility Termination Date.

         "Transferee" is defined in Section 15.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or LIBOR Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of the assets of such Plans allocable to such benefits, all determined as of the then most recent valuation date for such Plans, using the actuarial methods and assumptions utilized in the actuarial report for each such Plan as of such date.

         "Unmatured Event of Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "Unused Commitment" means, at any date with respect to any Bank, the amount (if any) by which such Bank's Commitment exceeds the sum of (i) the outstanding principal balance of such Bank's Loans as of such date (including, in the case of Bank One, the Swing Line Advances), plus (ii) such Bank's ratable share (determined in accordance with Section 4.6) of the outstanding amount of the Facility Letters of Credit.

         "Unused Commitment Fee" means a fee payable by Borrower to each Bank with respect to such Bank's Unused Commitment, calculated in accordance with
Section 2.5(a).

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities (or the election of the board of directors) of which shall at the time be beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                ARTICLE II

                               THE CREDITS

         2.1 Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to Borrower and to participate in Facility Letters of Credit (as provided in Article IV) from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment; provided, however, that (i) a Bank shall not be required to make any Loan or Loans in excess of the amount of such Bank's then Available Credit, and (ii) the aggregate principal amount of all Consolidated Senior Debt Borrowings outstanding at any time and from time to time shall not exceed the Borrowing Base determined as of the most recent Inventory Valuation Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.2 Required Payments. Any outstanding Advances and all other unpaid Obligations shall be paid in full by Borrower on the Facility Termination
Date. Additionally, if for any reason at any time either (i) the principal amount of all Advances plus the aggregate amount of the Facility Letter of Credit Obligations outstanding exceeds the Aggregate Commitment, or (ii) the aggregate principal amount of all Consolidated Senior Debt Borrowings exceeds the Borrowing Base determined as of the most recent Inventory Valuation Date, then Borrower shall, within five (5) Business Days after notice from Administrative Agent, make a payment to Administrative Agent for the benefit of Banks in an amount equal to such excess principal amount.

         2.3 Ratable Loans. Each Advance hereunder, including without limitation, any Advance made by the Banks pursuant to Section 2.19(d), but excluding Swing Line Advances, shall consist of Loans made by the several Banks ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. Swing Line Advances shall consist of Loans made by Bank One.

         2.4 Types of Advances. The Advances may be Floating Rate Advances or LIBOR Advances, or a combination thereof, selected by Borrower in accordance with Sections 2.8 and 2.9.

         2.5      Fees; Reduction and Increase in Commitment.

              (a) Unused Commitment Fee. Borrower agrees to pay to Administrative Agent for the account of the Banks an Unused Commitment Fee, at a rate per annum equal to the Applicable Unused Commitment Rate, calculated on the basis of a 360-day year in accordance with this Section from the date hereof and to and including the Facility Termination Date, and payable quarterly in arrears on the first day of each January, April, July and October hereafter and on the Facility Termination Date. For each quarter (or portion thereof), the Unused Commitment Fee shall be equal to (A) the average daily Aggregate Commitment during such quarter (or portion thereof) minus (B) the Average Daily Outstandings for such quarter (or portion thereof), with the resulting number multiplied by (C) the Applicable Unused Commitment Rate, and the final product divided by (D) four (4). If the Average Daily Outstandings in a quarter are greater than 50% of the average daily Aggregate Commitment for such quarter, the Applicable Unused Commitment Rate for such quarter shall be the rate in the column designated ">50%" in the table in Section 2.11(a). If the Average Daily Outstandings in a quarter are less than or equal to 50% of the average daily Aggregate Commitment for such quarter, the Applicable Unused Commitment Rate for such quarter shall be the rate in the column designated "<50%" in such table. Each Bank (including Bank One) shall be entitled to a share of the Unused Commitment Fee in the proportion that (x) such Bank's average daily Unused Commitment for such quarter (or portion thereof) bears to (y) the average daily aggregate Unused Commitments of all Banks for such quarter (or portion thereof). If the Unused Commitment Fee is being computed for less than a full quarter, the number used in clause (D) above shall be computed on a daily basis for the number of days for which the fee is being computed. The Unused Commitment Fee shall continue to be payable during the Term Out Period. All accrued Unused Commitment Fees shall be payable on the effective date of any termination of the obligations of Banks to make Loans hereunder.

              (b) Extension Fee. If the Facility Maturity Date is extended pursuant to the provisions of Section 2.21, then Borrower shall pay an extension fee for each such extension as provided in Section 2.21(d).

              (c) Reductions in Aggregate Commitment. Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among Banks (in proportion to the ratio that their respective Commitment bear to the Aggregate Commitment) in integral multiples of $5,000,000 at any time or from time to time, upon at least three (3) Business Days' written notice to Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the Facility Letter of Credit Obligations.

              (d) Increases in Aggregate Commitment.


              (i) Subject to the provisions of Section 2.5(d)(v), Borrower may, at any time and from time to time, request ("Facility Increase Request"), by notice to Administrative Agent, Administrative Agent's approval of an increase of the Aggregate Commitment within the limitations hereinafter set forth, which Facility Increase Request shall set forth the amount of such requested increase. Within twenty
         (20) days of such Facility Increase Request, Administrative Agent shall advise Borrower of its approval or disapproval thereof; failure to so advise Borrower shall constitute disapproval. Upon approval of Administrative Agent, the Aggregate Commitment may be so increased either by having financial institutions (other than Banks then holding a Commitment hereunder) approved by Borrower and Administrative Agent ("New Banks") become Banks hereunder and/or by having any one or more of Banks then holding a Commitment hereunder (at their respective election in their sole discretion) that have been approved by Borrower and Administrative Agent increase the amount of their Commitments (any such Bank that elects to increase its Commitment and any New Bank being hereinafter referred to as a "Additional Bank"), provided that (A) unless otherwise agreed by Borrower and Administrative Agent, the Commitment of any New Bank shall not be less than $25,000,000 (and, if in excess thereof, in integral multiples of $5,000,000), (B) unless otherwise agreed by Borrower and Administrative Agent, the increase in the Commitment of any Bank shall be not less than $10,000,000 (and, if in excess thereof, in integral multiples of $5,000,000); (C) the Aggregate Commitment shall not exceed $600,000,000; (D) Borrower and each Additional Bank shall have executed and delivered a commitment and acceptance (the "Commitment and Acceptance") substantially in the form of Exhibit C hereto, and Administrative Agent shall have accepted and executed the same; (E) Borrower shall have executed and delivered to Administrative Agent a Note or Notes payable to the order of each Additional Bank, each such Note to be in the amount of such Additional Bank's Commitment or increased Commitment (as applicable); (F) Borrower shall have delivered to Administrative Agent an opinion of counsel and certificate of Borrower's general counsel (substantially similar to the forms of opinion attached hereto as Exhibit E, modified to apply to the increase in the Aggregate Commitment and each Note and Commitment and Acceptance executed and delivered in connection therewith); (G) Guarantors shall have consented in writing to the new Commitments or increases in Commitments (as applicable) and shall have agreed that their Guaranties continue in full force and effect; and (H) Borrower and each Additional Bank shall otherwise have executed and delivered such other instruments and documents as Administrative Agent shall have reasonably requested in connection with such new Commitment or increase in the Commitment (as applicable). The form and substance of the documents required under clauses (D) through (H) above shall be fully acceptable to Administrative Agent. Administrative Agent shall provide written notice to Banks following any such increase in the Aggregate Commitment hereunder and shall furnish to Banks copies of the documents required under clauses (D), (F), (G) and (H) above.

              (ii) On the effective date of any increase in the Aggregate Commitment pursuant to the provisions hereof ("Increase Date"), which Increase Date shall be mutually agreed upon by Borrower, each Additional Bank and Administrative Agent, each Additional Bank shall make a payment to Administrative Agent in an amount sufficient, upon the application of such payments by all Additional Banks to the reduction of the outstanding Floating Rate Advances held by Banks, to cause the principal amount outstanding under the Floating Rate Loans made by all Banks (including any Additional Bank) to be in the proportion of their respective Commitments (as of such Increase Date). Borrower hereby irrevocably authorizes each Additional Bank to fund to Administrative Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Floating Rate Loans held by each Bank, and each such payment shall constitute a Floating Rate Loan hereunder. Such Additional Bank shall not participate in any LIBOR Advances that are outstanding on the Increase Date, but, if Borrower shall at any time on or after such Increase Date convert or continue any LIBOR Advance outstanding on such Increase Date, Borrower shall be deemed to repay such LIBOR Advance on the date of the conversion or continuation thereof and then to reborrow as a LIBOR Advance a like amount on such date so that each Additional Bank shall make a LIBOR Loan on such date in its pro rata share of such LIBOR Advance. Each Additional Bank shall also make a Loan in the amount of its pro rata share of all Advances made on or after such Increase Date and shall otherwise have all of the rights and obligations of a Bank hereunder on and after such Increase Date. Notwithstanding the foregoing, upon the occurrence of an Event of Default prior to the date on which an Additional Bank is holding Loans equal to its pro rata share of all Advances hereunder, such Additional Bank shall, upon notice from Administrative Agent, on or after the date on which the Obligations are accelerated or become due following such Event of Default, pay to Administrative Agent (for the account of the other Banks, to which the Administrative Agent shall pay their pro rata shares upon receipt) a sum equal to such Additional Bank's pro rata share of each Advance then outstanding with respect to which such Additional Bank does not then hold a Loan equal to its pro rata share thereof.

              (iii) On the Increase Date and the making of the Loans by an Additional Bank in accordance with the provisions of the first sentence of Section 2.5(d)(ii), such Additional Bank shall also be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from Banks party to this Agreement immediately prior to the Increase Date, an undivided interest and participation in any Facility Letter of Credit then outstanding, ratably, such that all Banks (including each Additional Bank) hold participation interests in each such Facility Letter of Credit in the proportion of their respective Commitments (as so increased).

              (iv) Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of any Bank to increase its Commitment hereunder at any time or a commitment or agreement on the part of Borrower or Administrative Agent to give or grant any Bank the right to increase its Commitment hereunder at any time.

              (v) Notwithstanding anything to the contrary contained herein, Borrower may not request an increase in the Aggregate Commitment during the Term Out Period, and, if Borrower has requested an increase in the Aggregate Commitment prior to the Term Out Period but the Term Out Period commences prior to the effective date of such increase, such increase shall not take effect.

         2.6 Minimum Amount of Each Advance. Except with respect to Swing Line Advances, each Advance shall be in the minimum amount of $2,000,000 (and in multiples of $1,000,000 if in excess thereof).

         2.7 Optional Principal Payments. Borrower may at any time or from time to time pay, without penalty or premium, all Floating Rate Advances outstanding with respect to Borrower, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof (except with respect to Swing Line Advances), any portion of the outstanding Floating Rate Advances upon one
(1) Business Day's prior notice to Administrative Agent. Borrower may, (i) upon one (1) Business Days' prior notice to Administrative Agent, pay, without penalty or premium, any LIBOR Advance in full on the last day of the Interest Period for such LIBOR Advance, and (ii) upon three (3) Business Days' prior notice to Administrative Agent, prepay any LIBOR Advance in full prior to the last day of the Interest Period for such LIBOR Advance, provided that Borrower shall also pay at the time of such prepayment all amounts payable with respect thereto pursuant to Section 3.4 hereof.

         2.8 Method of Selecting Types and Interest Periods for New Advances. Borrower shall select the Type of Advance and, in the case of each LIBOR Advance, the Interest Period applicable to each Advance from time to time. Borrower shall give Administrative Agent irrevocable notice (a "Borrowing Notice") in the form of Exhibit D not later than (a) noon, Chicago time, one (1) Business Day before the Borrowing Date of each Floating Rate Advance (except a Swing Line Advance), (b) noon, Chicago time, three (3) Business Days before the

Borrowing Date of each LIBOR Advance, and (c) 2:00 p.m., Chicago time, on the Borrowing Date of each Swing Line Advance, specifying:

              (i) the Borrowing Date, which shall be a Business Day, of such Advance,

              (ii) whether the Advance is a Swing Line Advance,

              (iii) the aggregate amount of such Advance,

              (iv) except in the case of a Swing Line Advance, the Type of Advance selected; provided, however, that the aggregate number of LIBOR Advances outstanding at any one time shall not exceed five (5), and

              (v) in the case of each LIBOR Advance, the Interest Period applicable thereto.

Not later than noon, Chicago time, on each Borrowing Date, each Bank shall make available its Loan or Loans, in funds immediately available in Chicago to Administrative Agent at its address specified pursuant to Article XVI. Administrative Agent will make the funds so received from Banks available to the applicable Borrower at Administrative Agent's aforesaid address. Disbursements of Advances (other than Swing Line Advances) may be made not more frequently than one time per Business Day. Disbursements of all Swing Line Advances to Borrower may be made not more frequently than one time per Business Day, or on a more frequent basis as Bank One may agree. Interest on all Advances shall be calculated on the basis of a 360 day year, based on the actual days elapsed.

         2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into LIBOR Advances. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into a Floating Rate Advance unless Borrower shall have given Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such LIBOR Advance either continues as a LIBOR Advance for the same or another Interest Period or be repaid. Subject to the terms of Section 2.6, Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided, however, that any conversion of any LIBOR Advance may be made on, and only on, the last day of the Interest Period applicable thereto, and further provided that the aggregate number of LIBOR Advances outstanding at any one time shall not exceed five (5).

         Borrower shall give Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a LIBOR Advance not later than noon, Chicago time, at least one
(1) Business Day, in the case of a conversion into a Floating Rate Advance, or three (3) Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

              (i) the requested date which shall be a Business Day, of such conversion or continuation;

              (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

              (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Advance, the Interest Period applicable thereto.

         2.10 Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a LIBOR Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate or in the Applicable Floating Rate Margin. Each LIBOR Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Advance. No Interest Period may end after the Facility Termination Date.

         2.11 Determination of Applicable Margins and Applicable Unused Commitment Rate.


              (a) Facility Rating. The Applicable Margins and the Applicable Unused Commitment Rate shall be determined by reference to the Facility Rating or, if no Facility Rating exists, by reference to the Senior Public Debt Rating, in accordance with the following table:


      Facility or               Applicable              Applicable                     Applicable Unused
      Senior Debt               LIBOR Rate             Floating Rate                  Commitment Rate (%)
        Rating                  Margin (%)              Margin (%)                   Usage >50% Usage <50%
                                                                                                      -
------------------------     ------------------     --------------------    ----------------------------------------
BBB-/Baa3 or                       1.25                      0                  0.225                     0.25
higher
BB+/Ba1                            1.50                      0                  0.275                     0.30
BB/Ba2                             1.75                    0.25                 0.30                      0.375
BB-/Ba3                            2.00                    0.50                 0.375                     0.45
B+/B1 or                           2.25                    0.75                 0.50                      0.60
  lower or no
  rating

              (b) Adjustment of Margins. The Applicable Floating Rate Margin and the Applicable Unused Commitment Rate shall be adjusted, as applicable from time to time, effective on the first Business Day after any change in the Facility Rating or the Senior Public Debt Rating, as applicable. The Applicable LIBOR Rate Margin in respect of any LIBOR Advance shall be adjusted, as applicable from time to time, effective on the first day of the Interest Period for any LIBOR Advance after any change in the Facility Rating or the Senior Public Debt Rating, as applicable.

         2.12 Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of an Event of Default the Required Banks may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Banks notwithstanding any provision of Section 11.2 requiring unanimous consent of Banks to changes in interest rates), declare that no Advance may be made as, converted into or continued as a LIBOR Advance. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of an Unmatured Event of Default the Required Banks may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Banks notwithstanding any provision of Section 11.2 requiring unanimous consent of Banks to changes in interest rates), declare that no Advance may be made as or converted into a LIBOR Advance. During the continuance of an Event of Default, the Required Banks may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Banks notwithstanding any provision of
Section 11.2 requiring unanimous consent of Banks to changes in interest rates), declare that (i) each LIBOR Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

         2.13 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to Administrative Agent at Administrative Agent's address specified pursuant to Article XVI, or at any other Lending Installation of Administrative Agent specified in writing by Administrative Agent to Borrower, by 1:00 p.m. (local time at the place of receipt) on the date when due (or with respect to Swing Line Advances, in accordance with Section 2.19), and, except for Swing Line Advances shall be applied ratably by Administrative Agent among Banks, in proportion to the ratio that each Bank's Commitment bears to the Aggregate Commitment. Each payment delivered to Administrative Agent for the account of any Bank shall be delivered promptly by Administrative Agent to such Bank in the same type of funds that Administrative Agent received at its address specified pursuant to Article XVI or at any Lending Installation specified in a notice received by Administrative Agent from such Bank. If Administrative Agent receives, for the account of a Bank, a payment from Borrower and fails to remit such payment to the Bank on the Business Day such payment is received (if received by 1:00 p.m., Chicago time, by Administrative Agent) or on the next Business Day (if received after 1:00 p.m., Chicago time, by Administrative Agent), Administrative Agent shall pay to such Bank interest on such payment at a rate per annum equal to the Federal Funds Effective Rate for each day for which such payment is so delayed.

         2.14 Notes; Telephonic Notices. Each Bank is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note; provided, however, that the failure to so record shall not affect Borrower's obligations under such Note. Borrower hereby authorizes Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons who Administrative Agent in good faith believes to be acting on behalf of Borrower. Borrower agrees to deliver promptly to Administrative Agent a written confirmation, if such confirmation is requested by Administrative Agent, of each telephonic notice signed by an Authorized Officer of Borrower. If the written confirmation differs in any material respect from the action taken by Administrative Agent, the records of Administrative Agent shall govern absent manifest error.

         2.15 Interest Payment Dates; Interest Basis. Interest accrued on each Advance shall be payable on the first day of each calendar month, commencing with the first such date to occur after the date hereof, and on any date on which the Advance is prepaid, whether due to acceleration or otherwise. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time at the place of receipt). If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing interest in connection with such payment.

         2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, Administrative Agent will notify each Bank of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Administrative Agent will notify each Bank of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Floating Rate, the Applicable Margin or the Applicable Unused Commitment Rate.

         2.17 Lending Installations. Each Bank may book its Loans at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Bank for the benefit of such Lending Installation. Each Bank may, by written or telex notice to Administrative Agent and Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18 Non-Receipt of Funds by Administrative Agent. Unless the Borrower or a Bank, as the case may be, notifies Administrative Agent prior to the date on which such payment is due to Administrative Agent of (i) in the case of a Bank, the proceeds of a Loan or (ii) in the case of Borrower, a payment of principal, interest, fees or other amounts due under the Loan Documents to Administrative Agent for the account of Banks, that it does not intend to make such payment, Administrative Agent may assume that such payment has been made. Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If Borrower or such Bank, as the case may be, has not in fact made such payment to Administrative Agent, the recipient of such payment shall, on demand by Administrative Agent, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Bank, the Federal Funds Effective Rate for such day or (b) in the case of payment by Borrower, the interest rate applicable to the relevant Advance.

         2.19 Swing Line. Notwithstanding the minimum amount of an Advance that may be requested and the minimum amount of an Advance repaid under this Agreement, Banks desire to permit Advances to Borrower in amounts that may be less than the minimum Advance amounts required under Section 2.6, and Banks desire to permit Borrower to repay such Advances in amounts that may be less than the minimum repayment amounts required under Section 2.7. Such Advances made pursuant to this Section 2.19 shall be deemed to be Advances for purposes of this Agreement and are referred to herein as "Swing Line Advances." Swing Line Advances shall be requested, advanced, and repaid in accordance with the provisions and limitations of this Agreement relating to all Advances, subject to the following:

              (a) Aggregate Limit. The aggregate amount of all outstanding Swing Line Advances shall not exceed at any one time $20,000,000. The Swing Line Advances and the purchase by the Banks of interests therein pursuant to Section 2.19(d) below shall also be subject to the limitations contained in Section 2.1.

              (b) Interest. Swing Line Advances bear interest at the greater of
         (i) the Alternate Base Rate, minus 0.50% per annum and (ii) a rate equal to the LIBOR Rate for a one-month Interest Period if such rate had been selected by Borrower on the date Borrower requested such Swing Line Advance (the use of such LIBOR Rate in determining interest shall not affect the Swing Line Maturity Date of any Swing Line Advance or cause any Swing Line Advance to constitute a LIBOR Advance).

              (c) Funding Swing Line Advances. Swing Line Advances shall be funded by Bank One pursuant to the procedures set forth in Section 2.8 of this Agreement. The principal amount of each Swing Line Advance, together with all accrued interest, shall be repaid by Borrower to Bank One in same day funds by 4:00 p.m. (or such later time as may be acceptable to Bank One), Chicago time, on the Swing Line Advance Maturity Date.

              (d) Repayment of Swing Line Advances. If Borrower fails to pay any Swing Line Advances on the applicable Swing Line Advance Maturity Date, then such Advances shall no longer be Swing Line Advances, but shall continue to be Floating Rate Advances for purposes of this Agreement. Each Bank shall be deemed to have irrevocably and unconditionally purchased and received from Administrative Agent an undivided interest and participation (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) in such Advances. In such event, as of 11:59 p.m., Chicago time, on the Swing Line Advance Maturity Date, Administrative Agent shall notify each Bank of the total principal amount of all matured Swing Line Advances and each Bank's ratable share thereof. Upon receipt of such notice, each Bank shall promptly and unconditionally pay to Administrative Agent for the account of Bank One the amount of such Bank's share (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) of such payment in same day funds, and Administrative Agent shall promptly pay such amount, and any other amounts received by Administrative Agent for Bank One's account pursuant to this Section 2.19(d), to Bank One. If Administrative Agent so notifies such Bank prior to 10:00 a.m., Chicago time, on any Business Day, such Bank shall make available to Administrative Agent for the account of Bank One such Bank's share of the amount of such payment on such Business Day in same day funds. If
         Administrative Agent notifies such Bank after 10:00 a.m., Chicago time, on any Business Day, such Bank shall make available to Administrative Agent for the account of Bank One such Bank's share of the amount of such payment on the next succeeding Business Day in same day funds. If and to the extent such Bank shall not have so made its share of the amount of such payment available to Administrative Agent for the account of Bank One, such Bank agrees to pay to Administrative Agent for the account of Bank One forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to Administrative Agent for the account of Bank One, at the Federal Funds Effective Rate. The failure of any Bank to make available to Administrative Agent for the account of Bank One such Bank's share of any such payment shall not relieve any other Bank of its obligation hereunder to make available to Administrative Agent for the account of Bank One its share of any payment on the date such payment is to be made.

              (e) Advances. The payments made by Banks to Bank One in reimbursement of Swing Line Advances shall constitute, and Borrower hereby expressly acknowledges and agrees that such payments shall constitute, Advances hereunder to Borrower and such payments shall for all purposes be treated as Advances to Borrower (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.6 and 2.7(a)). Such Advances shall be Floating Rate Advances, subject to Borrower's rights under Article II hereof.

         2.20 Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank (if any) that is not incorporated under the laws of the United States of America, or a state thereof (each, a "Non-U.S. Bank"), agrees that it will deliver to Borrower and Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal taxes and an Internal Revenue Service Form W-8 or W-9, certifying that such Bank is entitled to a complete exemption from United States backup withholding tax. Each Non-U.S. Bank further undertakes to deliver to Borrower and Administrative Agent (x) renewals or additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, additional forms or amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Administrative Agent. All forms or amendments or renewals provided for in the preceding sentence shall certify that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises Borrower and Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal tax.

         If a Bank does not provide duly executed forms to Borrower and Administrative Agent within the time periods set forth in the preceding paragraph, Borrower or Administrative Agent shall withhold taxes from payments to such Bank at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding. Upon the reasonable request of Borrower or Administrative Agent, each Bank that has not provided the forms or other documents, as provided above, on the basis of being a "United States person," shall submit to Borrower and Administrative Agent a certificate or other evidence to the effect that it is such a "United States person."

         2.21     Extension of Facility Maturity Date.

              (a) Extension Requests. Borrower may request a one-year extension of the Facility Maturity Date by submitting a request for an extension to Administrative Agent no more than 36 months nor less than 34 months prior to the then scheduled Facility Maturity Date. At the time of or prior to the delivery of such request, Borrower shall propose to Administrative Agent the amount of the fees that Borrower agrees to pay with respect to such one-year extension if approved by Banks (such request for an extension, together with the fee proposal, being herein referred to as the "Extension Request"). Promptly upon (but not later than five (5) Business Days after) receipt of the Extension Request, Administrative Agent shall notify each Bank of the contents thereof and shall request each Bank to approve the Extension Request. Each Bank approving the Extension Request shall deliver its written approval no later than sixty (60) days after the date of the Extension Request. If the approval of all Banks is received by Administrative Agent within sixty (60) days after the date of the Extension Request (or as otherwise provided in Section 2.21(b)), Administrative Agent shall promptly so notify Borrower and each Bank, and the Facility Maturity Date shall be extended by one (1) year, and in such event Borrower may thereafter request further extension(s) of the then scheduled Facility Maturity Date in accordance with this Section 2.21. If any Bank does not deliver to Administrative Agent such Bank's written approval to any Extension Request within sixty (60) days after the date of such Extension Request, the Facility Maturity Date shall not be extended, except as otherwise provided in Section 2.21(b) or 2.21(c).

              (b) Rejecting Banks/Full Assignment. If (i) any Banks whose pro rata shares of the Aggregate Commitment do not exceed 25% of the Aggregate Commitment ("Rejecting Banks") shall not approve an Extension Request, (ii) all rights and obligations of such Rejecting Banks under this Agreement and under the other Loan Documents (including, without limitation, their Commitment and all Loans owing to them) shall have been assigned, within ninety (90) days following such Extension Request, in accordance with Section 2.23, to one or more Replacement Banks who shall have approved in writing such Extension Request at the time of such assignment, and (iii) no other Bank shall have given written notice to Administrative Agent of such Bank's withdrawal of its approval of the Extension Request, Administrative Agent shall promptly so notify Borrower and each Bank, and the Facility Maturity Date shall be extended by one (1) year, and in such event Borrower may thereafter request further extension(s) as provided in Section 2.21(a).

              (c) Rejecting Banks/No Full Assignment. If (i) one or more Rejecting Banks shall not approve an Extension Request, (ii) the provisions of clause (ii) of Section 2.21(b) do not apply and (iii) no other Bank shall have given written notice to Administrative Agent of such Bank's withdrawal of its approval of the Extension Request, Administrative Agent shall promptly notify Borrower and each Bank and any

         Replacement Bank, and the Facility Maturity Date shall be extended by one (1) year (subject to the limitations set forth in this Section 2.21(c)), and in such event Borrower may thereafter request further extension(s) as provided in Section 2.21(a); provided, however, that
         (A) the Aggregate Commitment shall be automatically reduced, effective as of the Facility Maturity Date as determined prior to such extension (the "Previous Maturity Date") and shall equal the aggregate Commitments of the Banks who are not Rejecting Banks and the Banks who are Replacement Banks; (B) all rights and obligations of such Rejecting Banks under this Agreement and under the other Loan Documents (including, without limitation, their Commitment and all Loans owing to them) shall either be (1) assigned to Replacement Banks pursuant to
         Section 2.21(b), or (2) terminated, effective as of the Previous Maturity Date (or such earlier date as Borrower and Administrative Agent may designate, in which case the reduction of the Aggregate Commitment provided for in the immediately preceding sentence shall occur on such earlier date); (C) if and to the extent such Rejecting Bank's Commitment is assigned to one or more Replacement Banks, such assignment shall be effected in accordance with the provisions of
         Section 2.23; and (D) if and to the extent such Rejecting Bank's Commitment is terminated, Borrower shall pay to Administrative Agent on the date of such termination, solely for the account of such Rejecting Bank, all amounts due and owing such Rejecting Bank hereunder or under any other Loan Document, including without limitation the aggregate outstanding principal amount of the Loans owed to such Rejecting Bank with respect to the terminated Commitment, together with accrued interest thereon through the date of such termination, all amounts payable under Sections 3.1 and 3.2 with respect to such Rejecting Bank and all fees payable to such Rejecting Bank hereunder with respect to the terminated Commitment (and payment of such amount may not be waived except with the consent of each Rejecting Bank, as more specifically provided in Section 11.2(i)); and upon such Rejecting Bank's termination, such Rejecting Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Article III and
         Section 12.7, as well as to any fees accrued hereunder and not yet paid, and shall continue to be obligated under Section 13.8 with respect to obligations and liabilities accruing prior to such termination of such Rejecting Bank's Commitment.

              (d) Approval of Extension. Within ten (10) days after Administrative Agent's notice to Borrower that all (or some, as applicable) of Banks have approved an Extension Request (whether pursuant to Section 2.21(a), (b) or (c)), Borrower shall pay to Administrative Agent for the account of each Bank approving the extension and each Replacement Bank an extension fee in the amount provided in the Extension Request.

         2.22     Term Out Period.

              (a) Commencement of Term Out Period. If pursuant to the provisions of Section 9.1 or 9.2(e) the Term Out Period shall commence (the date of commencement thereof (as provided in Section 9.1 or 9.2(e), as applicable) is herein referred to as the "Term Out Date"), and the provisions of this Section 2.22 shall apply.

              (b) Term Out Period.

              (i) The Facility Termination Date shall be that date that is the day preceding the date that is 18 months after the Term Out Date.

              (ii) From and after three (3) calendar months after the Term Out Date, the Aggregate Commitment (and each Bank's Commitment) in effect as of the Term Out Date shall be reduced on the first day after the end of each three-month period by a percentage of such Aggregate Commitment amount (or such Bank's Commitment amount) as follows:

                                               Percentage                     Percentage
                                              of Commitment                  of Commitment
             Period                             Reduction                      Remaining
             ------                           -------------                  -------------
     3 calendar months after
          Term Out Date                          16.666%                        83.334%

     6 calendar months after
          Term Out Date                          16.667%                        66.667%

     9 calendar months after
          Term Out Date                          16.667%                        50.000%

    12 calendar months after
          Term Out Date                          16.666%                        33.334%

    15 calendar months after
          Term Out Date                          16.667%                        16.667%

    18 calendar months after
          Term Out Date                          16.667%                           0%

         2.23 Replacement of Certain Banks. In the event a Bank (the "Affected Bank"):

              (i) shall have requested compensation from Borrower under Sections
         3.1 or 3.2 to cover additional costs incurred by such Bank that are not being incurred generally by the other Banks, or

              (ii) shall have delivered a notice pursuant to Section 3.3 that such Affected Bank is unable to extend LIBOR Loans for reasons not generally applicable to the other Banks, or

              (iii) is a Rejecting Bank pursuant to Section 2.21,

         then, in any such case, and at any time after such event occurs, Borrower or Administrative Agent may make written demands on such Affected Bank (with a copy to

         Administrative Agent in the case of a demand by Borrower and a copy to Borrower in the case of a demand by Administrative Agent) for the Affected Bank to assign, and such Affected Bank shall assign, pursuant to one or more duly executed assignment agreements in substantially the form provided for in Section 15.3.1, within five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 15.3, and that are selected by Borrower or Administrative Agent, that are reasonably acceptable to Administrative Agent and Borrower, that Borrower and/or Administrative Agent, as the case may be, shall have engaged for such purpose (each, a "Replacement Bank"), all of such Affected Bank's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and all Loans owing to it) in accordance with Section 15.3. If any Affected Bank fails to execute and deliver such assignment agreements within thirty (30) days after demand, then such Affected Bank shall have no further right to receive any amounts payable under Sections 3.1 and 3.2 with respect to such Affected Bank.

         Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Bank and upon written request of Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Bank. Administrative Agent is authorized, but shall not be obligated to, execute one or more of such assignment agreements as attorney-in-fact for any Affected Bank failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment, the Affected Bank shall have concurrently received, in cash, all amounts due and owing to the Affected Bank hereunder or under any other Loan Document, including without limitation the aggregate outstanding principal amount of the Loans owed to such Bank, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 3.1 and 3.2 with respect to such Affected Bank and all fees payable to such Affected Bank hereunder; provided that, upon such Affected Bank's replacement, such Affected Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Article III and Section 12.7, as well as to any fees accrued hereunder and not yet paid, and shall continue to be obligated under Section
13.8 with respect to obligations and liabilities accruing prior to the replacement of such Affected Bank.

                                  ARTICLE III

                             CHANGE IN CIRCUMSTANCES

         3.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Bank therewith,

              (i) subjects any Bank or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from Borrower (excluding any taxes imposed on, or based on, or determined by reference to the net income of any Bank or applicable Lending Installation, including, without limitation, franchise taxes, alternative minimum taxes and any branch profits tax (collectively, "Excluded Taxes")), any taxes imposed on, or based on, or determined by reference to or changes the basis of taxation of payments to any Bank in respect of its Loans or other amounts due it hereunder (except for Excluded Taxes),

              (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Rates), or

              (iii) imposes any other condition or requirement the result of which is to increase the cost to any Bank or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Bank or any applicable Lending Installation in connection with loans, or requires any Bank or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Bank, then, within fifteen (15) days after demand by such Bank, Borrower shall pay such Bank that portion of such increased expense incurred or reduction in an amount received which such Bank determines is attributable to making, funding and maintaining its Loans and its Commitment; provided, however, that Borrower shall not be required to increase any such amounts payable to any Bank (1) if such Bank fails to comply with the requirements of Section 2.20 hereof or (2) to the extent that such Bank determines, in its sole reasonable discretion, that it can, after notice from Borrower, through reasonable efforts, eliminate or reduce the amount of tax liabilities payable (without additional costs or expenses unless Borrower agrees to bear such costs or expenses) or other disadvantages or risks (economic or otherwise) to such Bank or Administrative Agent. If any Bank receives a refund in respect of any amount described in clause (i), (ii) and (iii) above for which such Bank has received payment from Borrower hereunder, such Bank shall promptly notify Borrower of such refund and such Bank shall repay the amount of such refund to Borrower, provided that Borrower, upon the request of such Bank, agrees to return such refund to such Bank in the event such Bank is required to repay such refund. The determination as to whether any Bank has received a refund shall be made by such Bank and such determination shall be conclusive absent manifest error.

         3.2 Changes in Capital Adequacy Regulations. If a Bank or Issuing Bank determines the amount of capital required or expected to be maintained by such Bank or Issuing Bank, any Lending Installation of such Bank or Issuing Bank or any corporation controlling such Bank or Issuing Bank is increased as a result of a Change, then, within fifteen (15) days after demand by such Bank or Issuing Bank, Borrower shall pay such Bank or Issuing Bank the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Bank or Issuing Bank determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder, or its issuance or maintenance of or participation in, or commitment to issue, to maintain or to participate in, the Facility Letters of Credit hereunder (after taking into account such Bank's or Issuing Bank's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Bank, Issuing Bank, Lending Installation or any corporation controlling any Bank or Issuing Bank. "Risk-Based Capital Guidelines" means (A) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (B) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 Availability of Types of Advances. If any Bank determines and notifies Administrative Agent that maintenance of any of such Bank's LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, Administrative Agent shall suspend the availability of the affected Type of Advance and require any LIBOR Advances of the affected Type to be repaid; or if the Required Banks determine and notify Administrative Agent that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, Administrative Agent shall suspend the availability of the affected Type of Advance with respect to any LIBOR Advances made after the date of any such determination, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a LIBOR Advance of such Type, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, Administrative Agent shall suspend the availability of the affected Type of Advance with respect to any LIBOR Advance made after the date of any such determination.

         3.4 Funding Indemnification. If any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by Borrower for any reason other than default by Banks, Borrower will indemnify each Bank for any loss or cost or expense incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance.

         3.5 Bank Statements; Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Installation with respect to its LIBOR Advances to reduce any liability of Borrower to such Bank under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Bank. Each Bank or Issuing Bank shall deliver a written statement of such Bank or Issuing Bank as to the amount due, if any, under Sections 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Bank or Issuing Bank determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Advance shall be calculated as though each Bank funded its LIBOR Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Advance applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable within three (3) days after receipt by Borrower of the written statement. The obligations of Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                  ARTICLE IV

                          THE LETTER OF CREDIT FACILITY

         4.1 Facility Letters of Credit. The Issuing Bank agrees, on the terms and conditions set forth in this Agreement, to issue from time to time for the account of Borrower or a Guarantor designated by Borrower, through such offices or branches as it and Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this Article IV, during the period commencing on the date hereof and ending on the Business Day prior to the Facility Termination Date. Each Facility Letter of Credit shall be either (i) a standby letter of credit to support obligations of Borrower or a Guarantor designated by Borrower, contingent or otherwise, arising in the ordinary course of business, or (ii) a documentary letter of credit in respect of the purchase of goods or services by Borrower or such Guarantor in the ordinary course of business.

         4.2 Limitations. No Issuing Bank shall issue, amend or extend, at any time, any Facility Letter of Credit:

              (i) if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

              (ii) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, the aggregate principal amount of the Facility Letter of Credit Obligations would exceed $100,000,000;

              (iii) that, in the case of the issuance of a Facility Letter of Credit, is in, or in the case of an amendment of a Facility Letter of Credit, increases the face amount thereof by, an amount in excess of the then Aggregate Available Credit;

              (iv) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, the aggregate principal amount of all Consolidated Senior Debt Borrowings would exceed the Borrowing Base determined as of the most recent Inventory Valuation Date;

              (v) if such Issuing Bank receives written notice from Administrative Agent at or before noon, Chicago time, on the proposed Issuance Date of such Facility Letter of Credit that one or more of the conditions precedent contained in Sections 5.1 or 5.2, as applicable, would not on such Issuance Date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to such Issuing Bank by Administrative Agent;

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

              (vi) that has an expiration date (taking into account any automatic renewal provisions thereof) that is later than one (1) year after the Issuance Date, or such later time as the Issuing Bank may agree; provided, however in no event shall the expiration date be later than the Business Day next preceding the scheduled Facility Termination Date; or

              (vii) that is in a currency other than Dollars, or that is not consistent with the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be updated.

         4.3 Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, as applicable, the issuance of any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

              (i) Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe a Reimbursement Agreement and such other documents and materials as may be reasonably required pursuant to the terms thereof, and the proposed Facility Letter of Credit shall be reasonably satisfactory to such Issuing Bank in form and content; and

              (ii) as of the Issuance Date no order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain such Issuing Bank from issuing the Facility Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no directive from and governmental authority with jurisdiction over the Issuing Bank shall prohibit such Issuing Bank from issuing Letters of Credit generally or from issuing that Facility Letter of Credit.

         4.4  Procedure for Issuance of Facility Letters of Credit.

              (a) Request for Facility Letter of Credit. Borrower shall give the Issuing Bank and Administrative Agent not less than five (5) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement. Such notice shall specify (i) the stated amount of the Facility Letter of Credit requested, (ii) the requested Issuance Date, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which date shall be in compliance with the requirements of Section 4.2(vi),
         (iv) the purpose for which such Facility Letter of Credit is to be issued (which shall be a purpose permitted pursuant to Sections 4.1 and 7.2), and (v) the Person for whose benefit the requested Facility Letter of Credit is to be issued. At the time such request is made, Borrower shall also provide Administrative Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit it is requesting be issued.

              (b) Issuing Bank. Within two (2) Business Days after receipt of a request for issuance of a Facility Letter of Credit in accordance with
         Section 4.4(a), the Issuing Bank shall approve or disapprove, in its reasonable discretion, the form of such requested Facility Letter of Credit, but the issuance of such approved Facility Letter of Credit shall continue to be subject to the provisions of this Article IV. The Issuing Bank shall use reasonable efforts to notify the Borrower of any changes in the Issuing Bank's policies or procedures that could reasonably be expected to affect adversely the Issuing Bank's approval of the form of any requested Facility Letters of Credit.

              (c) Confirmation of Issuance. Upon receipt of a request for issuance of a Facility Letter of Credit in accordance with Section 4.4(a), Administrative Agent shall determine, as of the close of business on the day it receives such request, whether the issuance of such Facility Letter of Credit would be permitted under the provisions of Sections 4.2(ii), (iii) and (iv) and, prior to the close of business on the second Business Day after Administrative Agent received such request, Administrative Agent shall notify the Issuing Bank and Borrower (in writing or by telephonic notice confirmed promptly thereafter in writing) whether issuance of the requested Facility Letter of Credit would be permitted under the provisions of Sections 4.2(ii), (iii) and (iv). If Administrative Agent notifies the Issuing Bank and the applicable Borrower that such issuance would be so permitted, then, subject to the terms and conditions of this Article IV and provided that the applicable conditions set forth in Sections 5.1 and 5.2 have been satisfied, the Issuing Bank shall, on the requested Issuance Date, issue the requested Facility Letter of Credit in accordance with the Issuing Bank's usual and customary business practices. The Issuing Bank shall give Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit.

              (d) Extension and Amendment. An Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this
         Section 4.4 are met as though a new Facility Letter of Credit were being requested and issued; provided, however, that if the Facility Letter of Credit, as originally issued, sets forth such extension or amendment, then the Issuing Bank shall so extend or amend the Facility Letter of Credit upon the request of Borrower given in the manner set forth in Section 4.4(a) and upon satisfaction of the terms and conditions of Section 4.4(c).

              (e) Other Letters of Credit. Any Bank may, but shall not be obligated to, issue to Borrower or any Guarantor Letters of Credit (that are not Facility Letters of Credit) for its own account, and at its own risk. None of the provisions of this Article IV shall apply to any Letter of Credit that is not a Facility Letter of Credit.

              (f) Bank One, Arizona LCs. Bank One, Arizona issued prior to the date of the Original Credit Agreement, and there are currently outstanding pursuant to the Original Credit Agreement, those certain Letters of Credit identified in Schedule 4.4 hereto as having been issued by Bank One, Arizona (as the same may be extended or amended (but not increased) by Bank One, Arizona in accordance with this Agreement, the "Bank One, Arizona LCs"). The Bank One, Arizona LCs shall remain outstanding after the date of this Agreement and, from and after the date of this Agreement, shall constitute Facility Letters of Credit for all purposes under this Agreement and shall be subject to all terms and conditions hereof. On the date hereof, simultaneously with the payment made to the Prior Banks under Section 5.1(ix), the participation of the Prior Banks in the Bank One, Arizona LCs shall terminate and Bank One, Arizona shall be deemed to have sold and transferred, and each Bank shall be deemed to have irrevocably and unconditionally purchased and received from Bank One, Arizona, in each case without further action on the part of any Person, an undivided interest and participation (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) in each such Bank One, Arizona LCs. Each Bank severally agrees to fund any disbursements by the Bank One, Arizona pursuant to the Bank One, Arizona LCs by funding in accordance with Section 4.6. Bank One, Arizona shall have all of the rights, duties and obligations of the Issuing Bank but solely with respect to the Bank One, Arizona LCs. Bank One, Arizona shall not have the right, duty or obligation to issue any Facility Letters of Credit other than the Bank One, Arizona LCs heretofore issued and shall not increase the face amount of any Bank One, Arizona LCs. Upon request by Borrower, Bank One, Arizona may extend or otherwise amend (but without increasing the face amount thereof) any Bank One, Arizona LCs, subject to and in accordance with the provisions of this Agreement. Bank One, Arizona joins in this Agreement solely for the purposes set forth in this Section 4.4(f) and does not hold any Commitment or any other interest as a Bank hereunder except the rights, duties and obligations as Issuing Bank with respect to the Bank One, Arizona LCs.

              (g) Other Existing LCs. Pursuant to the Original Credit Agreement, certain of the Prior Issuing Banks have issued prior to the date hereof, and there are currently outstanding, those certain Letters of Credit identified in Schedule 4.4 hereto as having been issued by the Prior Issuing Banks identified therein (as the same may be extended, amended or increased by any such Prior Issuing Bank in accordance with this Agreement, the "Other Existing LCs"). The Other Existing LCs shall remain outstanding after the date of this Agreement and, from and after the date of this Agreement, shall constitute Facility Letters of Credit for all purposes under this Agreement and shall be subject to all terms and conditions hereof. On the date hereof, simultaneously with the payment made to the Prior Banks under Section 5.1(ix), the participation of the Prior Banks in the Other Existing LCs shall terminate and the Prior Issuing Banks that have issued such Other Existing LCs shall be deemed to have sold and transferred, and each Bank shall be deemed to have irrevocably and unconditionally purchased and received from such Prior Issuing Banks, in each case without further action on the part of any Person, an undivided interest and participation (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) in each such Other Existing LCs. Each Bank severally agrees to fund any disbursements by the Prior Issuing Banks that have issued such Other Existing LCs pursuant to the Other Existing LCs by funding in accordance with
         Section 4.6.

         4.5 Duties of Issuing Bank. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put such Issuing Bank under any resulting liability to any Bank or, assuming that such Issuing Bank has complied with the procedures specified in Section 4.4, relieve any Bank of its obligations hereunder to such Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to Banks other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered in compliance and that they appear to comply on their face with the requirements of such Facility Letter of Credit.

         4.6      Participation.

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

              (a) Proportionate Share of Banks. Immediately upon issuance by an Issuing Bank of any Facility Letter of Credit in accordance with
         Section 4.4, each Bank shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) in such Facility Letter of Credit.

              (b) Payment by Issuing Bank. In the event that an Issuing Bank makes any payment under any Facility Letter of Credit and Borrower shall not have repaid such amount to such Issuing Bank on or before the date of such payment by such Issuing Bank, such Issuing Bank shall promptly so notify Administrative Agent, which shall promptly so notify each Bank. Upon receipt of such notice, each Bank shall promptly and unconditionally pay to Administrative Agent for the account of such Issuing Bank the amount of such Bank's share (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) of such payment in same day funds, and Administrative Agent shall promptly pay such amount, and any other amounts received by Administrative Agent for such Issuing Bank's account pursuant to this
         Section 4.6(b), to such Issuing Bank. If Administrative Agent so notifies such Bank prior to 10:00 a.m., Chicago time, on any Business Day, such Bank shall make available to Administrative Agent for the account of such Issuing Bank such Bank's share of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its share of the amount of such payment available to Administrative Agent for the account of such Issuing Bank, such Bank agrees to pay to Administrative Agent for the account of such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to Administrative Agent for the account of such Issuing Bank, at the Federal Funds Effective Rate. The failure of any Bank to make available to Administrative Agent for the account of such Issuing Bank such Bank's share of any such payment shall not relieve any other Bank of its obligation hereunder to make available to Administrative Agent for the account of such Issuing Bank its share of any payment on the date such payment is to be made.

              (c) Advances. The payments made by Banks to an Issuing Bank in reimbursement of amounts paid by it under a Facility Letter of Credit shall constitute, and Borrower hereby expressly acknowledges and agrees that such payments shall constitute, Advances hereunder to Borrower and such payments shall for all purposes be treated as Advances to Borrower (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.6). Such Advances shall be Floating Rate Advances, subject to Borrower's rights under Article II hereof.

              (d) Copies of Documents. Upon the request of Administrative Agent or any Bank, an Issuing Bank shall furnish to the requesting Administrative Agent or Bank copies of any Facility Letter of Credit or Reimbursement Agreement to which such Issuing Bank is party and such other documentation as may reasonably be requested by Administrative Agent or the Bank.

              (e) Obligations of Banks. The obligations of Banks to make payments to Administrative Agent for the account of an Issuing Bank with respect to a Facility Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances notwithstanding:

                   (i) any lack of validity or enforceability of this Agreement, any Facility Letter of Credit (except where due to the gross negligence or willful misconduct of the Issuing Bank), or any of the other Loan Documents;

                   (ii) the existence of any claim, setoff, defense or other
              right which Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), such Issuing Bank, Administrative Agent, any Bank, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit) other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Issuing Bank;

                   (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect so long as the payment by the Issuing Bank under such Facility Letter of Credit against presentation of such draft, certificate or other document shall not have constituted gross negligence or willful misconduct;

                   (iv) the surrender or impairment of any security for the
              performance or observance of any of the terms of any of the Loan Documents;

                   (v) any failure by Administrative Agent or the Issuing Bank to make any reports required pursuant to Section 4.8; or

                   (vi) the occurrence of any Event of Default or Unmatured
              Event of Default.

         4.7  Compensation for Facility Letters of Credit.

              (a) Payment of Facility Letter of Credit Fee. Borrower agrees to pay to Administrative Agent, in the case of each outstanding Facility Letter of Credit (including without limitation the Existing Letters of Credit), the Facility Letter of Credit Fee

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

         therefor, payable in quarterly installments in arrears, on the first day of January, April, July, or October, as applicable, next following the Issuance Date or, in the case of the Existing Letters of Credit, next following the date hereof. The initial installment of the Facility Letter of Credit Fees for the Existing Letters of Credit shall be a pro rata portion of the annual Facility Letter of Credit Fee for the period commencing on the date hereof and ending on the day preceding such payment date. The initial installment of the Facility Letter of Credit Fee for any Facility Letter of Credit hereafter issued shall be a pro rata portion of the annual Facility Letter of Credit Fee for the period commencing on the Issuance Date and ending on the day preceding such payment date. Facility Letter of Credit Fees shall be calculated, on a pro rata basis for the period to which such payment applies, for actual days that will elapse during such period, on the basis of a 360 day year. Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, as follows: (i) to the Issuing Bank as an issuance fee in an amount equal to the product of (A) 0.125% per annum and (B) the face amount of the Facility Letters of Credit with respect to which such Facility Letters of Credit Fees have been paid, and (ii) the balance of such Facility Letter of Credit Fees to Banks (including the Issuing Bank) (ratably in the proportion that each Bank's Commitment bears to the Aggregate Commitment).

              (b) Amounts Owed to Issuing Bank. An Issuing Bank shall have the right to receive solely for its own account, and in addition to the issuance fee provided for in Section 4.7(a)(i), such amounts as Borrower may agree, in writing, to pay for such Issuing Bank's out-of-pocket costs of issuing and servicing Facility Letters of Credit.

         4.8 Issuing Bank Reporting Requirements. Each Issuing Bank shall, no later than the tenth day following the last day of each month, provide to Administrative Agent a schedule of the Facility Letters of Credit issued by it, in form and substance reasonably satisfactory to Administrative Agent, showing the Issuance Date, account party, original face amount, amount (if any) paid thereunder, expiration date and the reference number of each Facility Letter of Credit outstanding at any time during such month and the aggregate amount (if any) payable by Borrower to such Issuing Bank during the month pursuant to
Section 3.2. Copies of such reports shall be provided promptly to each Bank and Borrower by Administrative Agent.

         4.9      Indemnification; Nature of Issuing Bank's Duties.

              (a) Indemnity. In addition to amounts payable as elsewhere provided in this Article IV, Borrower hereby agrees to protect, indemnify, pay and hold harmless Administrative Agent and each Bank and Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) arising from the claims of third parties against Administrative Agent, Issuing Bank or Bank as a consequence, direct or indirect, of (i) the issuance of any Facility Letter of Credit for Borrower other than, in the case of an Issuing Bank, as a result of its willful misconduct or gross negligence, or (ii) the failure of an Issuing Bank issuing a Facility Letter of Credit for Borrower to honor a drawing under such Facility Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

              (b) Assumption of Risk. As among Borrower, Banks, Administrative Agent and the Issuing Bank, Borrower assumes all risks of the acts and omissions of, or misuse of Facility Letters of Credit by, the respective beneficiaries of such Facility Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank nor Administrative Agent nor any Bank shall be responsible:

                   (i) for the form, validity, sufficiency, accuracy,
              genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                   (ii) for the validity or sufficiency of any instrument
              transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                   (iii) for failure of the beneficiary of a Facility Letter of
              Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit;

                   (iv) for errors, omissions, interruptions or delays in
              transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                   (v) for errors in interpretation of technical terms;

                   (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof;

                   (vii) for the misapplication by the beneficiary of a Facility
              Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; and

                   (viii) for any consequences arising from causes beyond the control of Administrative Agent, the Issuing Bank and Banks including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers under this Section 4.9.

              (c) Good Faith. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Bank under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith under commercially reasonable standards, shall not put such Issuing Bank, Administrative Agent or any Bank under any resulting liability to Borrower or relieve Borrower of any of its obligations hereunder to any such Person.

              (d) Certain Acts of Issuing Bank. Notwithstanding anything to the contrary contained in this Section 4.9, Borrower shall have no obligation to indemnify an Issuing Bank under this Section 4.9 in respect of any liability incurred by such Issuing Bank arising primarily out of the willful misconduct or gross negligence of such Issuing Bank, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuing Bank of a proper demand for payment made under the Facility Letters of Credit issued by such Issuing Bank, unless such dishonor was made at the request of Borrower.

         4.10 No Obligation to Issue. The Issuing Bank shall not at any time be obligated to issue any Facility Letter of Credit if such issuance would conflict with, or cause the Issuing Bank or any other Bank, to exceed any limits imposed by any applicable law, rule or regulation.

         4.11 Obligations of Issuing Bank and Other Banks. Except to the extent that a Bank shall have agreed to be designated as an Issuing Bank, no Bank shall have any obligation to accept or approve any request for, or to issue, amend or extend, any Letter of Credit, and the obligations of the Issuing Bank to issue, amend or extend any Facility Letter of Credit are expressly limited by and subject to the provisions of this Article IV.

                                  ARTICLE V

                            CONDITIONS PRECEDENT

         5.1 Initial Advance. Banks shall not be required to make the initial Advance hereunder, and the Issuing Bank shall not be required to issue the initial Facility Letter of Credit hereunder, unless Borrower has paid to Administrative Agent (a) the fees for the account of Banks set forth in the Arranger's letter to the Banks dated June 14, 2002 and July 16, 2002 and (b) the fees for the account of Administrative Agent and Arranger set forth in the letter agreement dated June 6, 2002 (and accepted by the Borrower on June 12, 2002) herewith among Administrative Agent, Arranger and Borrower, and Borrower has furnished to Administrative Agent with sufficient copies for Banks:

                   (i) Copies of the articles or certificate of incorporation of Borrower and each Guarantor that is a corporation, together with all amendments, and a certificate of good standing, all certified by the appropriate governmental officer in the jurisdiction of incorporation; provided, however, that in the case of any Guarantor that is a corporation whose articles or certificate of incorporation has not been amended since the date it was delivered to Administrative Agent pursuant to the Original Credit Agreement, Borrower may furnish, in lieu of a certified copy of such articles or certificate of incorporation, a certificate so stating.

                   (ii) Copies, certified by the Secretary or Assistant Secretary of Borrower and each Guarantor that is a corporation, of each such corporation's by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Bank), or, in the case of each guarantor that is not a corporation, other appropriate consents and approvals, authorizing the execution of the Loan Documents and the Guaranties; provided, however, that in the case of any Guarantor that is a corporation whose bylaws have not been amended since the date the same were delivered to Administrative Agent pursuant to the Original Credit Agreement, Borrower may furnish, in lieu of a certified copy of such bylaws, a certificate so stating.

                   (iii) For each Guarantor that is a limited liability company or limited partnership (A) a copy of the certificate or articles of formation or certificate of limited partnership (as applicable), certified by the appropriate governmental officer in the jurisdiction of formation, (B) a certificate of good standing and (C) a copy, certified by the appropriate officer of such Guarantor or of such Guarantor's manager, managing member or general partner, of such Guarantor's operating agreement or limited partnership, as applicable.

                   (iv) Incumbency certificates, executed by the Secretary or Assistant Secretary of Borrower and each Guarantor (or, in the case of a Guarantor that is not a corporation, the appropriate officer of such Guarantor or of its manager, managing member or general partner), which shall identify by name and title and bear the signature of the officers of the such corporation (or other applicable entity) authorized to sign the Loan Documents and the Guaranty (as applicable) and (if applicable) to make borrowings hereunder and to request, apply for and execute Facility Letter of Credit Reimbursement Agreements with respect to Facility Letters of Credit hereunder, upon which certificates Administrative Agent, Banks and the Issuing Bank shall be entitled to rely until informed of any change in writing by Borrower or the applicable Guarantor.

                   (v) A written opinion of General Counsel of Borrower, addressed to Administrative Agent and Banks in substantially the form of Exhibit E hereto.

                   (vi) Notes payable to the order of each of Banks.

                   (vii) The Guaranty duly executed by the Guarantors.

                   (viii) Such written money transfer instructions, in form acceptable to Administrative Agent, addressed to Administrative Agent and signed by an Authorized Officer, as Administrative Agent may have reasonably requested.

                   (ix) Evidence satisfactory to Administrative Agent of payment in full (which payment may be made from the proceeds of the initial Advance hereunder) of all obligations of Borrower and Guarantors under the Original Credit Agreement (including without limitation principal, accrued and unpaid interest and fees, and amounts (if any) payable under Section 3.4 of the Original Credit Agreement).

                   (x) Such other documents as any Bank or Issuing Bank or their respective counsel may have reasonably requested.

         5.2 Each Advance. Banks shall not be required to make any Advance (other than (a) the conversion of an Advance of one Type to an Advance of another Type that does not increase the aggregate amount of outstanding Advances and (b) Advances pursuant to Section 2.19(d)), unless on the applicable Borrowing Date, and an Issuing Bank shall not be required to issue, amend or extend a Facility Letter of Credit unless on the applicable Issuance Date:

              (i) There exists no Event of Default or Unmatured Event of
         Default.

              (ii) The representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date or Issuance Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date and except for changes permitted by this Agreement. Solely for purposes of this Section 5.2, the representations and warranties in Sections 6.5 and 6.7 relate solely to the date of this Agreement.

              (iii) After the making of such Advance or issuance of such Facility Letter of Credit, (A) the principal amount of all Advances plus the aggregate amount of the Facility Letter of Credit Obligations outstanding shall not exceed the Aggregate Commitment, and (B) the aggregate principal amount of all Consolidated Senior Debt Borrowings shall not exceed the Borrowing Base (determined as of the most recent Inventory Valuation Date).

              (iv) Borrower shall have delivered to Administrative Agent, within the time period specified in Section 2.8, a duly completed Borrowing Notice in substantially the form of Exhibit D hereto.

              (v) All legal matters incident to (A) the making of such Advance shall be reasonably satisfactory to Administrative Agent and its counsel and (B) the issuance of such Facility Letter of Credit shall be reasonably satisfactory to Administrative Agent, such Issuing Bank and their respective counsel.

         Each Borrowing Notice with respect to each such Advance and each request for a Facility Letter of Credit shall constitute a representation and warranty by Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied.

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
                                  ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Banks and Administrative Agent that:

         6.1 Existence and Standing. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except to the extent that a failure to maintain such existence, good standing or authority would not reasonably be expected to have and does not have a Material Adverse Effect). Each Guarantor is a corporation, limited liability company or limited partnership (as applicable) duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except to the extent that a failure to maintain such existence, good standing or authority would not reasonably be expected to have and does not have a Material Adverse Effect).

         6.2 Authorization and Validity. Borrower has the corporate power and authority to execute and deliver the Loan Documents and to perform its obligations hereunder and thereunder. The execution and delivery by Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized and the Loan Documents constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity. Each Guarantor has the corporate, limited liability company or limited partnership (as applicable) power and authority to execute and deliver the Guaranty delivered by it and to perform its obligations thereunder. The execution and delivery by each Guarantor of such Guaranty and the performance of its obligations thereunder have been duly authorized, and each Guaranty constitutes the legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         6.3 No Conflict; Government Consent. Neither the execution and delivery by Borrower of the Loan Documents or by Guarantors of the Guaranties, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof will violate in any material respect any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any Guarantor or Borrower's or a Guarantor's certificate of incorporation, bylaws, certificate or articles of formation, operating agreement, certificate of limited partnership, or limited partnership agreement or the provisions of any indenture (including without limitation the Indenture), instrument or agreement to which Borrower or any Guarantor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of Borrower or any Guarantor pursuant to the terms of any such indenture, instrument or agreement. Except as set forth on
Schedule 6.3 hereto, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or the Guaranty.

         6.4 Financial Statements. The March 31, 2002 unaudited consolidated and consolidating financial statements of Borrower (and its Subsidiaries) delivered to Banks were prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Such statements fairly present, in all material respects, the financial condition and operations of Borrower and its Subsidiaries on a consolidated or consolidating basis (as applicable) at such date and the results of their operations for the period then ended on a consolidated or consolidating basis (as applicable).

         6.5 Material Adverse Change. Since the date of the financial statements of Borrower described in Section 6.4, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of Borrower and Guarantors (taken as a whole) that has had or would reasonably be expected to have a Material Adverse Effect. The foregoing representation and warranty is made solely as of the date of this Agreement.

         6.6 Taxes. Borrower and each Guarantor have filed all United States federal income tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Borrower or a Guarantor, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax Liens (except Permitted Liens) have been filed and no claims are being asserted with respect to any such taxes that have had or would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of Borrower and each Guarantor in respect of any taxes or other governmental charges are adequate in accordance with Agreement Accounting Principles.

         6.7 Litigation and Contingent Obligations. Except as set forth in Borrower's form 10-K report for the period ending December 31, 2001 or form 10-Q report for the period ending March 31, 2002 or (with respect to any litigation, arbitration, governmental investigation, proceeding or inquiry commenced after the date hereof) in any SEC Filing, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any Authorized Officer, threatened against or affecting Borrower or any Guarantor that has had or would reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, neither Borrower nor any Guarantor have any material contingent obligations not provided for or disclosed in the financial statements (whether quarterly or annual) of Borrower and Guarantors that have been most recently delivered by Borrower and Guarantors to Administrative Agent that has had or would reasonably be expected to have a Material Adverse Effect.

         6.8 Subsidiaries. Schedule 6.8 hereto contains an accurate list of all of the Subsidiaries of Borrower, setting forth their respective jurisdictions of incorporation or formation and the percentage of their respective capital stock, membership or partnership interests owned by Borrower or its Subsidiaries. All of the issued and outstanding shares of capital stock of those Subsidiaries that are corporations have been duly authorized and validly issued and are fully paid and non-assessable. All of the Non-Guarantor Subsidiaries are listed on Schedule 1 hereto.

         6.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $5,000,000. The withdrawal liabilities to Multiemployer Plans of the Guarantor, Borrower and any other member of the Controlled Group do not, and are not reasonably expected to, exceed $5,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Borrower, nor any Guarantor nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

         6.10 Accuracy of Information. All factual information heretofore or contemporaneously furnished in writing by or on behalf of Borrower or any Guarantor to Administrative Agent or any Issuing Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished in writing by or on behalf of Borrower or any Guarantor to Administrative Agent or any Issuing Bank will be, true and accurate (taken as a whole), in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

         6.11 Regulation U. Neither Borrower, nor any Guarantor nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in Regulation U).

         6.12 Material Agreements. Neither Borrower nor any Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default has had or would reasonably be expected to have a Material Adverse Effect.

         6.13 Labor Disputes and Acts of God. Neither the business nor the Property of Borrower or of any Guarantor is affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which has had or would reasonably be expected to have a Material Adverse Effect.

         6.14 Ownership. Borrower and each Guarantor have title to, or valid leasehold interests in, all of their respective properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in Section 6.4 (except to the extent that (i) such properties or assets have been disposed of in the ordinary course of business or (ii) the failure to have such title has not had and would not reasonably be expected to have a Material Adverse Effect).

         6.15 Operation of Business. Borrower and each Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted, and as presently proposed to be conducted, with such exceptions as have not had and would not reasonably be expected to have a Material Adverse Effect.

         6.16 Laws; Environment. Except as set forth in Borrower's form 10-K report for the period ending December 31, 2001 and in Borrower's form 10-Q for the period ending March 31, 2002 or (with respect to matters arising after the date hereof) in any SEC Filing, Borrower and each Guarantor have duly complied, and their businesses, operations and Property are in compliance, in all material respects, with the provisions of all federal, state, and local statutes, laws, codes, and ordinances and all rules and regulations promulgated thereunder (including without limitation those relating to the environment, health and safety). Except as set forth in the form 10-K described herein and in Borrower's form 10-Q for the period ending March 31, 2002 or (with respect to matters arising after the date hereof) in any SEC Filing, Borrower and each Guarantor have been issued all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) solid or liquid waste disposal; (4) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code, or ordinance and all rules and regulations promulgated thereunder as hazardous); or
(5) other environmental, health or safety matters. Except in accordance with a valid governmental permit, license, certificate or approval or as set forth in the form 10-K described herein and in Borrower's form 10-Q for the period ending March 31, 2002 or (with respect to matters arising after the date hereof) in any SEC Filing, to the best knowledge of Borrower, there has been no material emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing any Property of Borrower or a Guarantor, of any toxic or hazardous substances or hazardous wastes at or from such Property. Neither Borrower nor any Guarantor has received notice of any written complaint, order, directive, claim, citation, or notice from any governmental authority or any person or entity with respect to violations of law or damage by reason of Borrower's or any Guarantor's (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property; (3) solid or liquid waste disposal; (4) use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous waste; or (5) other environmental, health or safety matters affecting Borrower or any Guarantor or its business, operation or Property. Except as set forth in the form 10-K described herein and in Borrower's form 10-Q for the period ending March 31, 2002 or (with respect to matters arising after the date hereof) in any SEC Filing, neither Borrower nor any Guarantor has any material Indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup, or disposal). A matter will not constitute a breach of this Section 6.16 unless it is reasonably likely to result in a Material Adverse Effect.

         6.17 Investment Company Act. Neither Borrower nor any Guarantor is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         6.18 Public Utility Holding Company Act. Neither Borrower nor any Guarantor nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.19 Subordinated Indebtedness. There is no Subordinated Indebtedness outstanding as of the date of this Agreement.

         6.20 Indenture Provisions. Each Guarantor is a Restricted Subsidiary, as that term is defined in the Indenture. Each
Guarantor is a Wholly-Owned Subsidiary of Borrower.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

         During the term of this Agreement, unless the Required Banks shall otherwise consent in writing:

         7.1 Financial Reporting. Borrower will maintain, and each Guarantor will maintain, a system of accounting established and administered in accordance with GAAP, and furnish to Banks:

              (i) Within 100 days after the close of each fiscal year, (A) an unqualified (or qualified as reasonably acceptable to Administrative Agent) audited consolidated financial statements of Borrower certified by one of the "Big Five" accounting firms or other nationally recognized independent certified public accountants, reasonably acceptable to Banks, prepared in accordance with GAAP on a consolidated basis, including balance sheets as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flows, in each case setting forth in comparative form the figures for the preceding fiscal year, and (B) unaudited financial statements, prepared in accordance with GAAP (excluding footnotes) on a consolidating basis for Borrower (and its Subsidiaries), including balance sheets as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flows, in each case setting forth in comparative form the figures for the preceding fiscal year.

              (ii) Within sixty (60) days after the close of the first three (3) quarterly periods of each fiscal year, for Borrower, on a consolidated basis and on a consolidating basis, unaudited financial statements, including balance sheets as of the end of such period, statements of income and retained earnings, and a statement of cash flows for the portion of the fiscal year ending with such fiscal period, all certified by an Authorized Officer. All such balance sheets shall set forth in comparative form figures for the preceding year end. All such income statements shall reflect current period and year-to-date figures.

              (iii) Annually, together with the financial statements described in clause (i) above, a copy of the business plan of Borrower and each Guarantor (on a consolidated basis) for the upcoming two (2) fiscal years, including, as to

         Borrower, a consolidated balance sheet, statement of income and projection of cash flows.

              (iv) Within sixty (60) days of the end of each of the first three quarterly periods of each fiscal year, a quarterly variance analysis comparing actual quarterly results versus projected quarterly results for the fiscal quarter most recently ended, including an analysis of revenues, Housing Unit Closings and operating profits (by operating division) for such period, and such other items as are reasonably requested by Administrative Agent, together with a written explanation of material variances.

              (v) Within 100 days after the end of each fiscal year, a variance analysis comparing actual annual results versus the business plan for the fiscal year most recently ended, including an analysis of revenues, Housing Unit Closings and operating profits (by operating division) for such period, and such other items as are reasonably requested by Administrative Agent, together with a written explanation of material variances.

              (vi) By the twenty-fifth day of each calendar month, a Borrowing Base Certificate of an Authorized Officer of Borrower, with respect to the Inventory Valuation Date occurring on the last day of the immediately preceding calendar month.

              (vii) Within sixty (60) days after the end of each quarterly period of each fiscal year, a report identifying as to Borrower and its Subsidiaries the inventory of real estate operations, including land and Housing Units as of such date, designated in the same categories as are identified in Borrower's corporate status report currently delivered to Administrative Agent; such summary shall include a delineation of sold or unsold items in each category.

              (viii) Within sixty (60) days after the end of each of the first three quarterly periods, and within one hundred (100) days after the end, of each fiscal year, a certificate of an Authorized Officer of Borrower as to Borrower's compliance with the Financial Covenant Tests in the form of Exhibit F hereto.

              (ix) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA (which requirement may be satisfied by the delivery of the most recent actuarial valuation of each such Single Employer Plan).

              (x) As soon as possible and in any event within ten (10) days after Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer of Borrower, describing said Reportable Event and the action which Borrower proposes to take with respect thereto.

              (xi) As soon as possible, and in any event within thirty (30) days after Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to Borrower or any member of the Controlled Group and promptly but in any event within two
         (2) Business Days of receipt by Borrower, any Guarantor or any member of the Controlled Group of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of $500,000 with respect to Borrower, any Guarantor or any member of the Controlled Group, a certificate of an Authorized Officer setting forth all relevant details of such event and the action which Borrower proposes to take with respect thereto.

              (xii) Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, SEC Filings (exclusive of exhibits unless otherwise requested by Administrative Agent), and reports which Borrower sends to its stockholders, and copies of all regular (except form S-8), periodic, and special reports, and all effective registration statements (exclusive of exhibits unless otherwise requested by Administrative Agent) which Borrower is required to file with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

              (xiii) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower or a Guarantor (a) which, if determined adversely to Borrower or Guarantor, could reasonably be expected to have a Material Adverse Effect or (b) in which liability in excess of $2,500,000 (in the aggregate with respect to any action, suit or proceeding) is claimed and alleged against Borrower or such Guarantor.

              (xiv) As soon as possible and in any event within ten (10) days after receipt by Borrower or any Guarantor, a copy of (a) any written notice or claim to the effect that Borrower or any Guarantor is or may be liable to any Person as a result of the release of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Borrower or any Guarantor which, in the case of either (a) or (b), could reasonably be expected to have a Material Adverse Effect or could result in liability to Borrower or any Guarantor in excess of $2,500,000 (in the aggregate with respect to any notice or claim).

              (xv) Promptly after the occurrence of any change in the business, Property, condition (financial or otherwise) or results of operations of Borrower and Guarantors (taken as a whole) that has had or would reasonably be expected to have a Material Adverse Effect, notice thereof.

              (xvi) Such other information (including non-financial information) as Administrative Agent may from time to time reasonably request.

         7.2 Use of Proceeds. Subject to the limitations contained in this Agreement, Borrower will use the proceeds of Advances for its or any one or more Guarantor's own acquisition, development and/or holding of real property and the construction of improvements in connection with the home building or other Related Businesses of Borrower or such Guarantor (including payment of reimbursement obligations with respect to Facility Letters of Credit), general corporate purposes, and any other use permitted within the definition of "Real Property Indebtedness" under the Indenture, and to repay outstanding Advances (and, in the case of the initial Advance, to repay amounts outstanding under the Original Credit Agreement).

         7.3 Notice of Event of Default. Borrower will give prompt notice in writing to Administrative Agent of the occurrence of (i) any Event of Default or Unmatured Event of Default and (ii) any other development, financial or otherwise, that has had or would be reasonably expected to have a Material Adverse Effect.

         7.4 Conduct of Business. Except as otherwise permitted under this Agreement, Borrower and each Guarantor will carry on and conduct business in the same general manner and in substantially the same fields of enterprise as presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation, limited liability company or limited partnership (as applicable) in their respective jurisdictions of incorporation or formation and maintain all requisite authority to conduct business in each jurisdiction in which business is conducted; provided, however, that nothing contained herein shall prohibit the dissolution of any Guarantor as long as Borrower or another Guarantor succeeds to the assets, liabilities and business of the dissolved Guarantor.

         7.5 Taxes. Borrower and each Guarantor will pay prior to delinquency all taxes, assessments and governmental charges and levies upon them or their income, profits or Property, except (i) those that solely encumber property abandoned or in the process of being abandoned and with respect to which there is no recourse to Borrower or any Subsidiary; (ii) those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP, and (iii) to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

         7.6 Insurance. Borrower and each Guarantor will maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and Borrower will furnish to Administrative Agent upon request full information as to the insurance carried.

         7.7 Compliance with Laws. Borrower and each Guarantor will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

         7.8 Maintenance of Properties. Borrower and each Guarantor will do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, except to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

         7.9 Inspection. Borrower and each Guarantor will permit Administrative Agent and Banks, by their respective representatives and agents, to inspect any of the Property, corporate (or partnership) books and financial records of Borrower and such Guarantor to examine and make copies of the books of accounts and other financial records of Borrower and such Guarantor, and to discuss the affairs, finances and accounts of Borrower and such Guarantor with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as Administrative Agent may designate.

         7.10 Environment. Borrower and each Guarantor will (i) comply, in all material respects, with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; (ii) promptly contain and remove or otherwise remediate any hazardous discharge from or affecting the Property of Borrower or any Guarantor, to the extent required by and in compliance with all applicable laws; (iii) promptly pay any fine or penalty assessed in connection therewith or contest the same in good faith; and (iv) permit Administrative Agent to inspect such Property, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto at reasonable hours and places; and (v) at the request of the Required Banks, and at Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Required Banks, and such other and further assurances reasonably satisfactory to the Required Banks that any new condition or occurrence hereafter identified in any SEC Filing has been corrected; provided that a failure to comply with the provisions of clauses (i) through (v) of this Section
7.10 shall not constitute an Event of Default or an Unmatured Event of Default unless such noncompliance has resulted in or is reasonably likely to result in a Material Adverse Effect.

         7.11 New Guarantors. If, as of the end of any calendar quarter, any Subsidiary of Borrower (whether now existing or hereafter created or acquired but excluding Lion Warranty Corporation, Lion Insurance Company, HomeAmerican Mortgage Corporation, American Home Title & Escrow Company and American Home Insurance Agency, Inc. and any other Subsidiary that is not in the homebuilding business and is in a regulated business (such as insurance) ) that is not a Guarantor shall be a Significant Subsidiary, then, unless the Required Banks shall otherwise consent in writing, Borrower shall, within forty-five (45) days of the end of such quarter, (i) cause such Significant Subsidiary to execute and deliver to Administrative Agent a Supplemental Guaranty in the form attached to and provided for in the Guaranty, pursuant to which such Guarantor shall become a party thereunder and (ii) deliver or cause to be delivered, by and with respect to such Significant Subsidiary, certificates, opinions and other documents substantially similar to those referred to in Sections 5.1(i), (ii),
(iii), (iv) and (v) and such other documents as any Bank or Issuing Bank or their respective counsel may reasonably request; all of the foregoing shall be in form and substance satisfactory to Administrative Agent.

         7.12 Change in Schedules. Promptly following the occurrence of but in any event not later than forty-five (45) days following any quarter in which there shall occur any event or circumstance as a result of which either of Schedules 1 or 6.8 ceases to be accurate in all material respects, Borrower shall furnish to Administrative Agent the applicable revised Schedule and shall certify that such revised Schedule is true, correct and complete in all material respects, and such revised Schedule shall be substituted for the applicable Schedule hereunder.

                                 ARTICLE VIII

                               NEGATIVE COVENANTS

         During the term of the Agreement, unless the Required Banks shall otherwise consent in writing:

         8.1 Dividends; Repurchase of Stock. Borrower will not, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, any Dividend, or purchase, or incur any obligation to purchase, any capital stock of Borrower either (a) during the Term-Out Period or (b) if, prior to or after giving effect to the declaration and payment of any Dividend or purchase of such stock, there shall exist any Event of Default under this Agreement or any violation of any Financial Covenant Test (without regard to whether the Term Out Period has commenced).

         8.2 Indebtedness. Neither Borrower nor any Guarantor will create, incur or suffer to exist any Indebtedness, except, without duplication and without duplication as to Borrower and Guarantors:

              (i) The Loans.

              (ii) Indebtedness existing on the date hereof (and not otherwise permitted under this Section 8.2) and described in Schedule 8.2) hereto and Refinancing Indebtedness with respect thereto.

              (iii) Indebtedness of Borrower's mortgage lending and financial asset management Subsidiaries.

              (iv) Rate Hedging Obligations.

              (v) Intercompany Indebtedness between Borrower, any Guarantor and/or any Subsidiary (subject to the limitations contained in Section 8.5(xii)).

              (vi) Trade accounts payable and accrued expenses arising or occurring in the ordinary course of business.

              (vii) Indebtedness constituting Capitalized Lease Obligations.

              (viii) Indebtedness with respect to Letters of Credit (including Facility Letters of Credit).

              (ix) Indebtedness secured by purchase-money Liens permitted under
         Section 8.6(iii).

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              (x) Subordinated Indebtedness.

              (xi) Non-Recourse Indebtedness incurred in the ordinary course of business.

              (xii) Performance bonds, completion bonds, guarantees of performance, and guarantees of Indebtedness of a special district entered into in the ordinary course of business.

              (xiii) Indebtedness of a Person existing as of the time of the Acquisition of such Person by Borrower or any Guarantor, provided that, after giving effect to such Acquisition, Borrower is in compliance with the terms of this Agreement (including without limitation the Financial Covenant Tests).

              (xiv) Indebtedness evidenced by the Senior Notes and Refinancing Indebtedness with respect thereto.

              (xv) Public Indebtedness, so long as such Indebtedness is either Subordinated Indebtedness or pari passu with the Obligations (or Guarantors' obligations under the Guaranties, if applicable).

              (xvi) Indebtedness of Borrower or a Guarantor secured by a Lien on real property owned by Borrower or such Guarantor, where (A) the real property is not related to Housing Units or Land Under Development, and
         (B) the aggregate outstanding amount of such Indebtedness, plus all amounts committed but undisbursed in connection with such Indebtedness, does not exceed seventy-five percent (75%) of the fair market value of the real property encumbered by such Lien.

              (xvii) Indebtedness, except Public Indebtedness, not otherwise permitted by this Section 8.2 in an aggregate amount outstanding at any time not to exceed $35,000,000.

              (xviii) From and after, but not prior to, the first to occur of
         (A) the Term Out Date and (B) the day that is two years prior to the Facility Maturity Date (as the same may be extended pursuant to this Agreement), Indebtedness secured by a Lien permitted under Section 8.6(xxii).

              (xix) Indebtedness of Borrower which arises pursuant to a guarantee of payment or collection executed by Borrower, guaranteeing the Indebtedness of one or more Guarantors which is permitted under clauses (i) through (xviii) of this Section 8.2.

         8.3 Merger. Neither Borrower nor any Guarantor will merge or consolidate with or into any other Person, unless:

              (i)  any Guarantor is merginng with any other Guarantor;

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              (ii) any Guarantor is merging with Borrower, and Borrower is the continuing corporation;

              (iii) a Non-Guarantor Subsidiary is merging with Borrower or any Guarantor, and Borrower or a Guarantor, as applicable, is the continuing corporation;

              (iv) no Event of Default shall exist or shall occur after giving effect to such transaction;

              (v) after giving effect to such transaction, Borrower shall be in compliance with the Financial Covenant Tests;

              (vi) (a) the other Person to the transaction is in a Related Business or (b) if not in a Related Business, the aggregate net worth of the acquired entities of all such transactions during any 24-month period shall not exceed $15,000,000, and Borrower or a Guarantor, if involved in the merger, is the continuing corporation; and

              (vii) the transaction is not otherwise prohibited under this Agreement.

         8.4 Sale of Assets. Neither Borrower nor any Guarantor will lease, sell or otherwise dispose of its Property, in a single transaction or a series of transactions, to any other Person (other than Borrower or another Guarantor) except for (i) sales or leases in the ordinary course of business, (ii) leases, sales or other dispositions of its Property that, together with all other Property of Borrower and Guarantors previously leased, sold or disposed of (other than in the ordinary course of business) as permitted by this Section during the month in which any such lease, sale or other disposition occurs, do not constitute a Material Portion of the Property of Borrower and Guarantors (taken as a whole) and (iii) transfers of assets by a Guarantor to another Guarantor (including any Subsidiary that becomes a Guarantor by executing and delivering a Guaranty to Administrative Agent at the time at which such assets are transferred to such Subsidiary).

         For purposes of this Section 8.4, "Material Portion" means, with respect to the Property of Borrower and Guarantors (taken as a whole), Property which represents more than 25% of the book value of all assets of Borrower and Guarantors (taken as a whole). If a Material Portion of the Property of Borrower and Guarantors (taken as a whole) is leased, sold or disposed of in violation of this Section 8.4, Borrower shall pay to Administrative Agent for the benefit of Banks at the time of such lease, sale or disposal, all amounts owed by Borrower pursuant to Section 2.2, taking into account the effect of such lease, sale or disposal.

         8.5 Investments and Acquisitions. Neither Borrower nor any Guarantor will make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

              (i) Investments in Cash Equivalents.

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

              (ii) Loans or advances made to officers, directors or employees of Borrower or any Guarantor or any Subsidiary.

              (iii) Carryback loans made in the ordinary course of business in conjunction with the sale of Property of Borrower or such Guarantor.

              (iv) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing or other mortgage related assets.

              (v) Investments in contract rights granted by, entitlements granted by, interests in securities issued by, or tangible assets of, political subdivisions or enterprises thereof related to the home building or real estate operations of Borrower or any Guarantor or any Subsidiary, including without limitation Investments in special districts as described in Section 8.2(xii).

              (vi) Investments in existing Subsidiaries (subject, in the case of Non-Guarantor Subsidiaries, to the provisions of Section 8.5(xv)) and other Investments in existence on the date hereof.

              (vii) Investments in Subsidiaries (subject, in the case of Non-Guarantor Subsidiaries, to the provisions of Section 8.5(xv)) or other Persons whose primary business is not a Related Business in an aggregate amount outstanding at any one time not to exceed $15,000,000.

              (viii) The Acquisition of or Investment in a business or entity engaged primarily in a Related Business, provided that (a) immediately upon the consummation of any such Acquisition or Investment Borrower and each Guarantor is in compliance with the terms, covenants and conditions of this Agreement (including without limitation the Financial Covenant Tests and the provisions of Section 8.5(xv)), and
         (b) Borrower shall deliver to Administrative Agent a certificate, signed by an Authorized Officer, certifying to the best knowledge of Borrower, that, on the date of, and taking into account, the consummation of such Acquisition, and based on the reasonable assumptions set forth in such Certificate, no Event of Default has occurred and is continuing, and Borrower is in compliance with the Financial Covenant Tests.

              (ix) The creation of new Subsidiaries engaged primarily in a Related Business (or the purpose of which is principally to preserve the use of a name in which such business is conducted), subject to the limitations contained in Section 8.5(xv).

              (x) Stock, obligations or securities received in satisfaction of debts owing to Borrower or any Guarantor in the ordinary course of business.

              (xi) Pledges or deposits in cash by Borrower or a Guarantor to support surety bonds, performance bonds or guarantees of completion in the ordinary course of business.

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

              (xii) Loans representing intercompany Indebtedness between Borrower, any Guarantor and/or any Subsidiary, subject to the limitations contained in Section 8.5(xv).

              (xiii) Investments pursuant to Borrower's or a Guarantor's employment compensation plans or agreements.

              (xiv) Payments on account of the purchase, redemption or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any shares of capital stock or other securities of Borrower, but only to the extent the same is permitted under the Indenture.

              (xv) Investments in Non-Guarantor Subsidiaries, provided that the aggregate outstanding amount of all Investments in Non-Guarantor Subsidiaries (excluding any such Non-Guarantor Subsidiaries' retained earnings) shall not at any time exceed 15% of Adjusted Consolidated Tangible Net Worth.

              (xvi) Investments, in addition to those enumerated in this Section 8.5, in an aggregate amount outstanding at any time not to exceed $5,000,000.

         8.6 Liens. Neither Borrower nor any Guarantor will create, incur, or suffer to exist any Lien in, of or on the Property of Borrower or any Guarantor, except:

              (i) Permitted Liens.

              (ii) Liens for taxes, assessments or governmental charges or levies which solely encumber property abandoned or in the process of being abandoned and with respect to which there is no recourse to Borrower or any Guarantor or any Subsidiary.

              (iii) Purchase-money Liens on any Property hereafter acquired or the assumption of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention or a Capitalized Lease; provided that

                   (a) Any Property subject to any of the foregoing is acquired by Borrower or any Guarantor in the ordinary course of its respective business and the Lien on any such Property attaches to such asset concurrently or within ninety (90) days after the acquisition thereof;

                   (b) The obligation secured by any Lien so created, assumed, or existing shall not exceed ninety percent (90%) of the cost the Property covered thereby by Borrower or any Guarantor acquiring the same; and

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                   (c) Each Lien shall attach only to the Property so acquired.

              (iv) Liens existing on the date hereof (and not otherwise permitted under this Section 8.6) and described in Schedule 8.6 hereto and Liens securing Refinancing Indebtedness with respect thereto, but only to the extent such Liens encumber the same collateral in whole or in part as the previous Liens securing the Indebtedness being refunded, refinanced or extended.

              (v) Liens incurred in the ordinary course of business not otherwise permitted by this covenant, provided that the aggregate amount of Indebtedness secured by such Liens outstanding at any time shall not exceed $25,000,000.

              (vi) Judgments and similar Liens arising in connection with court proceedings; provided the execution or enforcement thereof is stayed and the claim is being contested in good faith.

              (vii) Liens securing Non-Recourse Indebtedness of Borrower or any Guarantor, where the amount of such Indebtedness is greater than fifty percent (50%) of the fair market value of the Property encumbered by the Liens.

              (viii) Liens existing with respect to Indebtedness of a Person acquired in an Acquisition permitted by this Agreement.

              (ix) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

              (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, utility services and other obligations of like nature in each case incurred in the ordinary course of business.

              (xi) Leases or subleases granted to others not materially interfering with the ordinary course of business of Borrower or any Guarantor.

              (xii) Any interest in or title of a lessor to property subject to any Capitalized Lease Obligations.

              (xiii) Liens in favor of the trustee named therein arising under the Indenture and liens for trustee's fees and similar costs under any Refinancing Indebtedness of the Senior Notes.

              (xiv) Any option, contract or other agreement to sell or purchase an asset or participate in the income or revenue derived therefrom.

              (xv) Any legal right of, or right granted in good faith to, a lender or lenders to which Borrower or a Guarantor may be indebted to offset against, or



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

         appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts, or monies of Borrower or a Guarantor with or held by such lender or lenders.

              (xvi) Any pledge or deposit of cash or property by Borrower or any Guarantor in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements or as otherwise required by political subdivisions or other governmental authorities in the ordinary course of business.

              (xvii) Liens incurred in the ordinary course of business as security for Borrower's or any Guarantor's obligations with respect to indemnification in favor of title insurance providers.

              (xviii) Letters of Credit, bonds or other assets pledged to secure insurance in the ordinary course of business.

              (xix) Liens on assets securing warehouse lines of credit and other credit facilities to finance the operations of Borrower's mortgage lending Subsidiaries and/or financial asset management Subsidiaries and Liens related to issuances of CMOs and mortgage-related securities, so long as such assets are owned by such mortgage lending Subsidiaries and financial asset Subsidiaries.

              (xx) Liens described in Section 8.2(xvi) securing the Indebtedness described therein, so long as (i) each such Lien attaches only to the real property described in Section 8.2(xvi) and (ii) the obligation secured by such Lien is limited to repayment of the Indebtedness permitted under Section 8.2(xvi).

              (xxi) Any other Liens; provided, however, that such Liens under this clause (xxi) do not at any time attach to Property with a book value, in the aggregate, in excess of $15,000,000.

              (xxii) From and after, but not prior to, the first to occur of (A) the Term Out Date and (B) the day that is two years prior to the Facility Maturity Date (as the same may be extended pursuant to this Agreement), Liens incurred in the ordinary course of business not otherwise permitted by this covenant, provided that (1) the Liens encumber real property owned by the obligor of the applicable Indebtedness, provided that Borrower or any Guarantor may be the obligor of such Indebtedness and Borrower or any Guarantor may guarantee such Indebtedness, and (2) the obligations secured by any Lien shall not exceed eighty percent (80%) of the fair market value of the real property encumbered thereby (if the obligations do not relate to the construction of improvements on, or development of, the real property) or eighty percent (80%) of the value of the real property encumbered thereby as if all improvements to be located thereon have been completed (if the obligations relate to the construction of improvements on the real property), as applicable.

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

Notwithstanding anything herein to the contrary, neither Borrower nor any Guarantor will, create, incur, or suffer to exist any Lien in, of or on the capital stock of any Guarantor.

         8.7 Affiliates. Neither Borrower nor any Guarantor will enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Subsidiary) except (i) in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Guarantor's business and upon fair and reasonable terms no less favorable to Borrower or such Guarantor than Borrower or such Guarantor would obtain in a comparable arms-length transaction,
(ii) Investments permitted under Section 8.5, (iii) pursuant to employment compensation plans and agreements, and (iv) with officers, directors and employees of Borrower or any Subsidiary so long as the same are duly authorized pursuant to the articles of incorporation or bylaws (or procedures conducted in accordance therewith) of Guarantor or Borrower.

         8.8 Modifications to Certain Indebtedness. Neither Borrower nor any Guarantor will make any amendment or modification to the subordination provisions of any indenture, note or other agreement evidencing or governing (i) as to Borrower, any Subordinated Indebtedness, and (ii) as to any Guarantor, Indebtedness that has been subordinated to Guarantor's obligations under the Guaranty.

         8.9 Amendments of Indenture or Senior Notes. Neither Borrower nor any Guarantor will amend or modify the Indenture or the Senior Notes, except for amendments or modifications that do not (i) impose upon Borrower or any Guarantor obligations not contained therein as of the date of this Agreement (except as otherwise hereinafter provided), (ii) change the definition of Real Property Indebtedness or change any subordination provisions, or (iii) otherwise adversely affect Borrower or any Guarantor. Nothing contained in this Section
8.9 shall (a) prohibit issuance by Borrower of additional Senior Notes pursuant to the Indenture, provided the same does not violate any other provision of this Agreement or (b) prohibit any Guarantor from guarantying the obligations of Borrower under the Senior Notes and Indenture.

         8.10 Negative Pledge. Neither Borrower nor any Guarantor will directly or indirectly enter into any agreement (other than (A) this Agreement, (B) the Indenture and any indenture or similar agreement executed in connection with any Refinancing Indebtedness of the Senior Notes and (C) any indenture or similar agreement executed in connection with any Public Indebtedness permitted under
Section 8.2(xv)) with any Person that prohibits or restricts or limits the ability of Borrower or Guarantors to create, incur, pledge or suffer to exist any Lien in favor of Banks granted pursuant to the terms of this Agreement upon any real property assets of Borrower or any Guarantor; provided, however, that those agreements creating Liens permitted under Sections 8.6(iii), (iv), (vii),
(viii), (xix), (xx) and (xxii) may prohibit, restrict or limit other Liens on those assets encumbered by the Liens created by such agreements.

                                 ARTICLE IX

                             FINANCIAL COVENANTS

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

         During the term of this Agreement, unless the Required Banks shall otherwise consent in writing:

         9.1 Adjusted Consolidated Tangible Net Worth Test. Adjusted Consolidated Tangible Net Worth shall not be less than (i) $491,382,000 plus
(ii) fifty percent (50%) of Consolidated Net Income of the Borrower and the Guarantors earned after December 31, 2001 (excluding any quarter in which there is a loss but applying Consolidated Net Income of the Borrower and the Guarantors thereafter first to such loss before determining fifty percent (50%) of such amount for purposes of this calculation) plus (iii) fifty percent (50%) of the net proceeds or other consideration received by Borrower for capital stock issued by Borrower after December 31, 2001 (the "Adjusted Consolidated Tangible Net Worth Test"). Borrower's compliance with the foregoing covenant shall be measured on a quarterly basis, based on the financial statements delivered to Administrative Agent pursuant to Section 7.1. Borrower's failure to satisfy the Adjusted Consolidated Tangible Net Worth Test shall not constitute an Event of Default or an Unmatured Event of Default; provided, however, that
(a) if Borrower fails to satisfy the Adjusted Consolidated Tangible Net Worth Test at the end of any fiscal quarter, then, except as otherwise provided in clause (b) below, the Term Out Period shall commence on the first day following such fiscal quarter as provided in Section 2.22 and (b) if the amount by which Borrower's Adjusted Consolidated Tangible Net Worth Test at the end of a fiscal quarter fails to meet the Adjusted Consolidated Tangible Net Worth Test is equal to or less than the amount by which goodwill (as shown on such financial statements) increased during such fiscal quarter as a result of an Acquisition consummated during such fiscal quarter, the Term Out Period shall not commence unless and until Borrower fails to satisfy the Adjusted Consolidated Tangible Net Worth Test at the end of the succeeding fiscal quarter, in which event the Term Out Period shall commence on the first day following such succeeding fiscal quarter.

         9.2      Leverage Test; Fixed Charge Coverage Test.

              (a) Leverage Test. Consolidated Indebtedness shall not exceed the product of (i) the then applicable Leverage Multiplier multiplied by
         (ii) Adjusted Consolidated Tangible Net Worth (the "Leverage Test").

              (b) Fixed Charge Coverage Test. If at any time Borrower shall fail to maintain, for two (2) consecutive fiscal quarters, a ratio, determined as of the last day of each fiscal quarter for the four-quarter period ending on such day, of (i) EBITDA for such period to (ii) Fixed Charges Incurred for such period, of at least 1.75 to 1.0 (the "Fixed Charge Coverage Test"), then the Leverage Multiplier for the same fiscal quarter with respect to which Borrower shall have so failed the Fixed Charge Coverage Test (i.e., the second of such two (2) consecutive fiscal quarters, which quarter is herein referred to as the "Coverage Test Failure Quarter"), shall be decreased as follows: (i) if the Leverage Multiplier for the fiscal quarter preceding the Coverage Test Failure Quarter was 2.15, the Leverage Multiplier shall be decreased by 0.25 to 1.90; and (ii) if the Leverage Multiplier for the fiscal quarter preceding the Coverage Test Failure Quarter was less than 2.15, the Leverage Multiplier shall be decreased by 0.10.

              (c) Adjustment of Leverage Multiplier. If at any time at which the Leverage Multiplier is less than 2.15, Borrower shall satisfy the Fixed Charge Coverage Test

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

         (which for purposes of this Section 9.2(c) shall be deemed satisfied only if, on the same day on which Borrower satisfies the Fixed Charge Coverage Test, Borrower is also in compliance with the Leverage Test), then the Leverage Multiplier, effective as of the fiscal quarter immediately following the fiscal quarter with respect to which Borrower shall have so satisfied the Fixed Charge Coverage Test, shall be increased as follows: (i) upon satisfaction of the Fixed Charge Coverage Test on a date on which the Leverage Multiplier is 1.90, the Leverage Multiplier for the next fiscal quarter shall be increased to 2.15; and (ii) upon satisfaction of the Fixed Charge Coverage Test on a date on which the Leverage Multiplier is less than 1.90, the Leverage Multiplier for the next fiscal quarter shall be increased by 0.10. In no event shall the Leverage Multiplier exceed 2.15.

              (d) Effectiveness of Change in Leverage Multiplier. Any decrease of the Leverage Multiplier provided for in this Section 9.2 shall be effective as of the Coverage Test Failure Quarter as provided in
         Section 9.2(b), and the Leverage Multiplier (as so decreased) shall remain in effect thereafter unless and until adjusted as provided in
         Section 9.2(b) or (c). Any increase in the Leverage Multiplier shall be effective as of the fiscal quarter next succeeding the fiscal quarter in which Borrower satisfies the Fixed Charge Coverage Test as provided in Section 9.2(c), and the Leverage Multiplier (as so increased) shall remain in effect thereafter unless and until adjusted as provided in
         Section 9.2(b) or (c)

              (e) Measure of Compliance. Borrower's satisfaction of the Fixed Charge Coverage Test shall be measured on a quarterly basis, based on the financial statements delivered to Administrative Agent pursuant to
         Section 7.1. A failure to satisfy the Leverage Test or the Fixed Charge Coverage Test shall not constitute an Event of Default or an Unmatured Event of Default; provided, however, if Borrower fails to satisfy the Leverage Test for two (2) consecutive fiscal quarters (the first of which may be the Coverage Test Failure Quarter), then the Term Out Period shall commence on the day following such fiscal quarter as provided in Section 2.22.

         9.3 Spec Unit Inventory. Borrower will not at any time permit the aggregate number of all Spec Units owned by Borrower or any Guarantor to exceed the greater of (i) fifty percent (50%) of the number of Housing Unit Closings during the preceding twelve (12) months, or (ii) one hundred ten percent (110%) of the number of Housing Unit Closings during the preceding six (6) months. A failure to satisfy the requirements of this Section 9.3 shall not constitute an Event of Default or an Unmatured Event of Default but any Spec Units owned by Borrower or Guarantors in excess of the foregoing requirements shall not be included in the Borrowing Base.

         9.4 Land Owned. Borrower will not at any time permit the ratio of (i) the Adjusted Book Value of Land Owned to (ii) Adjusted Consolidated Tangible Net Worth, to exceed 1.25 to 1.00. Borrower's compliance with the covenant in this
Section 9.4 shall be measured on a quarterly basis based on the financial statements delivered to Administrative Agent pursuant to Section 7.1.


         9.5 Adjusted Consolidated Tangible Net Worth Floor. Adjusted Consolidated Tangible Net Worth shall not be less than $307,114,000. Borrower's compliance with the foregoing

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

covenant shall be measured on a quarterly basis, based on the financial statements delivered to Administrative Agent pursuant to Section 7.1.

                                   ARTICLE X

                                EVENTS OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an Event of Default:

         10.1 Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of Borrower or any Guarantor to Banks, the Issuing Bank or Administrative Agent under or in connection with this Agreement, any Loan Document, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall not be true and correct in any material respect on the date as of which made, and, with respect to any matter which is reasonably capable of being cured, Borrower or such Guarantor, as applicable, shall have failed to cure the occurrence causing the representation or warranty to be materially untrue or incorrect within thirty
(30) days after notice thereof by Administrative Agent to Borrower.

         10.2 Non-payment. Nonpayment of principal of any Note when due (including without limitation non-payment under clause (D) of Section 2.21(c)), or nonpayment of interest upon any Note or of any fees or other obligations under any of the Loan Documents within five (5) days after billing therefor by Administrative Agent or Banks.

         10.3 Other Defaults. The breach by Borrower (other than a breach which constitutes an Event of Default under any other Section of this Article X) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after notice thereof to Borrower.

         10.4  Other Indebtedness.

              (a) Failure of Borrower or any Guarantor to pay when due (after any applicable grace period and after notice from the holder thereof) any Indebtedness (other than Non-Recourse Indebtedness) equal to or exceeding $5,000,000 (in the aggregate); or

              (b) The default (after any applicable grace period and after notice from the holder thereof) by Borrower or any Guarantor in the performance of any term, provision or condition contained in any agreement under which any Indebtedness (other than Non-Recourse Indebtedness) equal to or exceeding $5,000,000 (in the aggregate) was created or is governed; or

              (c) Any other event shall occur or condition exist (after any applicable grace period and after notice from the holder thereof), the effect of which is to cause, or to permit the holder or holders of any Indebtedness (other than Non-Recourse Indebtedness) of Borrower or any Guarantor equal to or exceeding $5,000,000 to cause such Indebtedness to become due prior to its stated maturity; or

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

              (d) Any Indebtedness (other than Non-Recourse Indebtedness) of Borrower or any Guarantor equal to or exceeding $5,000,000 (in the aggregate) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (after any applicable grace period and after notice from the holder thereof); or

              (e) Borrower or any Guarantor shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

         10.5     Bankruptcy.  Borrower or any Guarantor shall:

              (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect;

              (ii) make an assignment for the benefit of creditors;

              (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of the Property of Borrower and Guarantors;

              (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file, within the applicable time period for the filing thereof, an answer or other pleading denying the material allegations of any such proceeding filed against it; or

              (v) fail to contest in good faith any appointment or proceeding described in Section 10.6.

         10.6 Receiver. A receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any Guarantor or any Substantial Portion of the Property of Borrower and Guarantors without the application, approval or consent of Borrower or any Guarantor, or a proceeding described in
Section 10.5(iv) shall be instituted against Borrower or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

         10.7 Judgment. Borrower or any Guarantor shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 which has not been stayed on appeal or is not otherwise being appropriately contested in good faith.

         10.8 Unfunded Liabilities. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event shall occur in connection with any Plan, which Reportable Event has had or would reasonably be expected to have a Material Adverse Effect.

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         10.9 Withdrawal Liability. Borrower, any Guarantor or any member of the
Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by Borrower or any Guarantor or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $2,000,000 per annum; provided, however, that such event shall not constitute an Event of Default as long as Borrower, such Guarantor or the Controlled Group member, as applicable, is contesting in good faith the imposition of withdrawal liability.

         10.10 Increased Contributions. Borrower, any Guarantor, or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, if as a result of such reorganization the aggregate annual contributions of Borrower, Guarantors and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization occurs by an amount exceeding $5,000,000.

         10.11 Change in Control.  Any Change in Control shall occur.

         10.12 Dissolution. The dissolution or liquidation of Borrower or any Guarantor shall occur, except as permitted under Section 8.3.

         10.13 Guaranty. Any Guaranty shall fail to remain in full force or effect with respect to any Guarantor or any action shall be taken by any Guarantor to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty, or any Guarantor denies that it has any further liability under any Guaranty or gives notice to such effect.

         10.14 Land Owned Covenant. The breach by Borrower of the covenant contained in Section 9.4 which is not remedied within thirty (30) days following the day (being the last day of the applicable quarter) on which such breach occurs.

         10.15 Adjusted Consolidated Tangible Net Worth Floor. The breach by Borrower of the covenant contained in Section 9.5.

         10.16 No Defaults. The occurrence of any of the following events shall specifically not be an Event of Default or an Unmatured Event of Default under this Agreement:

              (a) The breach of any Financial Covenant Test (except that the breach by Borrower of the covenant in Section 9.5 shall constitute an Event of Default (notwithstanding that it also constitutes a breach of a Financial Covenant Test).

              (b) If any Guarantor shall apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or for a Significant Amount of its Property, or if a receiver, custodian, trustee, examiner, liquidator or similar official shall be appointed for any Guarantor without its application,

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         approval or consent for it or for a Significant Amount of its Property;
         provided, however, that upon the occurrence and during the continuation of the foregoing, all Property of such Guarantor shall be automatically excluded from the Borrowing Base; and provided further, that upon any such appointment for any Property of any Guarantor that is not a Significant Amount of its Property (which appointment shall not be an Event of Default or Unmatured Event of Default under this Agreement), such Property shall be automatically excluded from the Borrowing Base. "Significant Amount" means, with respect to the Property of such Guarantor and its Subsidiaries, taken as a whole, Property which represents more than 10% of the book value of the assets of such Guarantor as would be shown on the financial statements of such Guarantor as of the beginning of the fiscal quarter in which such determination is made, all as determined in accordance with Agreement Accounting Principles.

                                    ARTICLE XI

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         11.1     Acceleration; Remedies.

              (a) If any Event of Default described in Section 10.5 or 10.6 occurs with respect to Borrower, the obligations of Banks to make Loans and of the Issuing Bank to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of Administrative Agent, the Issuing Bank or any Bank. If any other Event of Default occurs, the Required Banks may terminate or suspend the obligations of Banks to make Loans and of the Issuing Bank to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives. If, within five (5) days after acceleration of the maturity of the Obligations or termination of the obligations of Banks to make Loans hereunder as a result of any Event of Default (other than any Event of Default as described in Section 10.5 or 10.6 with respect to Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Banks (in their sole discretion) shall so direct, Administrative Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination.

              (b) Upon the occurrence of any Event of Default and upon the directive of the Required Banks, Administrative Agent or (but only upon directive of the Required Banks) any Bank shall proceed to protect, exercise and enforce the rights and remedies of Administrative Agent and Banks under the Loan Documents and the Guaranties against Borrower, any Guarantor and any other party and such other rights and remedies as are provided by law or equity.

              (c) The order and manner in which Banks' rights and remedies are to be exercised shall be determined by the Required Banks in their sole discretion, and all

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         payments received by Administrative Agent and Banks, or any of them, shall be applied first to the costs and expenses (including attorneys' fees and disbursements) of Administrative Agent and of Banks, and thereafter paid pro rata to each Bank in the same proportions that each Bank's Commitment bears to the Aggregate Commitment, without priority or preference among Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of Administrative Agent and Banks, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to Administrative Agent or Banks under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Banks hereunder or thereunder or at law or in equity.

         11.2 Amendments. Subject to the provisions of this Article XI, the Required Banks (or Administrative Agent with the consent in writing of the Required Banks) and Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of Banks or Borrower hereunder or waiving any Event of Default hereunder; provided, however, that (a) no such supplemental agreement shall, without the consent of the Required Banks, amend the definition of the term "Borrowing Base" or the definition of any defined term contained in the definition of the term "Borrowing Base" and (b) no such supplemental agreement shall, without the consent of each Bank and Issuing Bank affected thereby:

              (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate of, or extend the time of payment of, interest or fees thereon;

              (ii) Release any Guarantor from any of its obligations under its Guaranty;

              (iii) Change the percentage specified in the definition of Required Banks;

              (iv) Increase the amount of the Commitment of any Bank hereunder, or permit Borrower to assign its rights under this Agreement;

              (v) Amend any provisions of this Agreement relating to Facility Letters of Credit;

              (vi) Amend the percentage set forth in Section 2.21(b);

              (vii) Amend any provisions of this Agreement relating to Swing Line Advances without the consent of Bank One; or

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              (viii) Amend this Section 11.2, Section 12.7, Section 14.1 or
         Section 15.2.3.

No amendment of any provision of this Agreement relating to Administrative Agent shall be effective without the written consent of Administrative Agent. Administrative Agent may waive payment or reduce the amount of the fees referred to in Section 13.12 or the fee required under Section 15.3.2 without obtaining the consent of any other party to this Agreement.

         11.3 Preservation of Rights. No delay or omission of any Bank or Issuing Bank or Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Loan or the issuance, amendment or extension of a Facility Letter of Credit notwithstanding the existence of an Event of Default or the inability of Borrower to satisfy the conditions precedent to such Loan or Facility Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by Banks (and, if applicable, Administrative Agent) required pursuant to Section 11.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Administrative Agent, the Issuing Bank and Banks until the Obligations have been paid in full.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 Survival of Representations. All representations and warranties of Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans and the issuance, amendment or extension of any Facility Letter of Credit herein contemplated.

         12.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank or Issuing Bank shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation effective after the date of this Agreement.

         12.3 Taxes. Any recording, intangible, filing or stamp fees or taxes or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by Borrower, together with interest and penalties, if any.

         12.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         12.5 Entire Agreement. The Loan Documents and the letter agreement(s) referred to in this Agreement embody the entire agreement and understanding among Borrower,

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Administrative Agent and Banks and supersede all prior agreements and understandings among Borrower, Administrative Agent, and Banks relating to the subject matter thereof.

         12.6     Nature of Obligations; Benefits of this Agreement.

              (a) The respective obligations of Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which Administrative Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder.

              (b) This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         12.7 Expenses; Indemnification. Borrower shall reimburse Administrative Agent for any reasonable outside attorneys' fees and costs paid or incurred by Administrative Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. Borrower also agrees to reimburse Administrative Agent, Banks and each Issuing Bank for any reasonable costs and out-of-pocket expenses (including reasonable outside attorneys' fees and time charges of attorneys for Administrative Agent, Banks and such Issuing Bank) paid or incurred by Administrative Agent, any Bank or such Issuing Bank in connection with the collection and enforcement of the Loan Documents. Borrower further agrees to indemnify Administrative Agent and each Bank or Issuing Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Administrative Agent or any Bank or Issuing Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder (except to the extent arising due to the gross negligence or willful misconduct of the indemnified Person or the failure of the indemnified Person to comply with regulatory requirements applicable to it). The obligations of Borrower under this Section shall survive the termination of this Agreement.

         12.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to Administrative Agent with sufficient counterparts so that Administrative Agent may furnish one to each of Banks.

         12.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP applied on a basis consistent with the consolidated audited financial statements of Borrower as of December 31, 1994 ("Agreement Accounting Principles"). If any change in GAAP from the principles used in preparing such statements would have a material effect upon the results of any calculation required by or compliance with any provision of this Agreement, then such calculation shall be made or calculated and compliance with such provision shall be determined using accounting principles used in preparing the consolidated audited financial statements of Borrower as of December 31, 1994.

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         12.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         12.11 Nonliability of Banks and Issuing Bank. The relationship between Borrower and Banks and Administrative Agent shall be solely that of borrower and lender. Neither Administrative Agent nor any Bank or Issuing Bank shall have any fiduciary responsibilities to Borrower. Neither Administrative Agent nor any Bank or Issuing Bank undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations.

         12.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         12.13 Arbitration. Subject to the provisions of this Section 12.13, Borrower, Banks and Administrative Agent agree to submit to binding arbitration any and all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents if permitted by law or a contract between them and such persons) relating to this Agreement and the Loan Documents and the negotiation, execution, collateralization, administration, repayment, modification, extension or collection thereof or arising thereunder. Such arbitration shall proceed in Chicago, Illinois, shall be governed by Illinois law and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), as modified in this Section 12.13. Judgment upon the award rendered by each arbitrator(s) may be entered in any court having jurisdiction.

              (a) Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto (1) subject to provisions of applicable law, to exercise self-help remedies such as setoff or repossession or other self-help remedies provided in this Agreement or any other Loan Document; or (2) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding, or (3) to defend or obtain injunctive or other equitable relief from a court of competent jurisdiction against the foregoing or assert mandatory counterclaims, if any, prior to and during the pendency of a determination in arbitration of issues of performance, default, damages and other such claims and disputes.

              (b) Arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial real estate law for at least ten (10) years; (2) a person with at least ten (10) years' experience in real estate lending; and
         (3) a person with at least ten (10) years' experience in the homebuilding industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of

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         arbitrator, and the parties shall select one person from each category in the manner established by the AAA.

              (c) In any dispute between the parties that is arbitratable hereunder, where the aggregate of all claims and the aggregate of all counterclaims is an amount less than Fifty Thousand And No/100ths Dollars ($50,000), the arbitration shall be before a single neutral arbitrator to be selected in accordance with the Commercial Rules of the American Arbitration Association and shall proceed under the Expedited Procedures of said Rules.

              (d) In any arbitration hereunder, the arbitrators shall decide (by documents only or with a hearing, at the arbitrators' discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication.

              (e) In any arbitration hereunder, discovery shall be permitted in accordance with the Illinois Code of Civil Procedure. Scheduling of such discovery may be determined by the arbitrators, and any discovery disputes shall be finally determined by the arbitrators.

              (f) The Illinois rules of evidence shall control the admission of evidence at the hearing in any arbitration conducted hereunder; provided, however, no error by the arbitrators in application of the rules of evidence shall be grounds, as such, for vacating the arbitrators' award.

              (g) Notwithstanding any AAA rule to the contrary, the arbitration award shall be in writing and shall specify the factual and legal basis for the award, including findings of fact and conclusions of law.

              (h) Each party shall each bear its own costs and expenses and an equal share of the arbitrators' costs and administrative fees of arbitration.

         12.14 CONSENT TO JURISDICTION. BORROWER AND EACH BANK HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER AND EACH BANK HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 12.14 SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY BANK OR ISSUING BANK TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. SUBJECT TO THE PROVISIONS OF
SECTION 12.13, UNLESS PROHIBITED BY LAW, ANY JUDICIAL PROCEEDING BY BORROWER AGAINST ADMINISTRATIVE AGENT OR ANY BANK OR ISSUING BANK OR ANY AFFILIATE

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OF ADMINISTRATIVE AGENT OR ANY BANK OR ISSUING BANK INVOLVING, DIRECTLY OR
INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT IN A COURT IN CHICAGO, ILLINOIS.

         12.15 WAIVER OF JURY TRIAL. SUBJECT TO THE PROVISIONS OF SECTION 12.13, BORROWER, ADMINISTRATIVE AGENT AND EACH BANK AND ISSUING BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         12.16 Confidentiality. Each Bank and Administrative Agent agree to use commercially reasonable efforts to keep confidential any financial reports and other information from time to time supplied to them by Borrower hereunder to the extent that such information is not and does not become publicly available through or with the consent or acquiescence of Borrower, except for disclosure
(i) to Administrative Agent and the other Banks or to a Transferee, (ii) to legal counsel, accountants, and other professional advisors to a Bank, Administrative Agent or a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Bank is a party, and (vi) permitted by Section 15.4. Any Bank or Administrative Agent disclosing such information shall use commercially reasonable efforts to advise the Person to whom such information is disclosed of the foregoing confidentiality agreement and to direct such Person to comply therewith.

                                  ARTICLE XIII

                              ADMINISTRATIVE AGENT

         13.1 Appointment. Bank One is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of Banks irrevocably authorizes Administrative Agent to act as the agent of such Bank. Administrative Agent agrees to act as such upon the express conditions contained in this
Article XIII. Administrative Agent shall not have a fiduciary relationship in respect of Borrower, any Bank or the Issuing Bank by reason of this Agreement.

         13.2 Powers. Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have no implied duties to Banks, or any obligation to Banks to take any action thereunder except any action specifically provided by the Loan Documents to be taken by Administrative Agent. Administrative Agent shall have the sole and exclusive right to take any actions or to give any notices relating to this Agreement pursuant to the Indenture.

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         13.3 General Immunity. Neither Administrative Agent (in its capacity as
Administrative Agent and not in its capacity as a Bank) nor any of its directors, officers, agents or employees shall be liable to Borrower or any Bank for action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         13.4 No Responsibility for Loans, Recitals, etc. Neither Administrative Agent nor any of its directors, officers, Administrative Agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing or any request for the issuance, amendment or extension of any Facility Letter of Credit hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document or Reimbursement Agreement, including, without limitation, any agreement by an obligor to furnish information directly to each Bank; (iii) the satisfaction of any condition specified in Article IV or V, except receipt of items required to be delivered to Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document (including without limitation any Reimbursement Agreement) or any other instrument or writing furnished in connection with any of the foregoing. Administrative Agent shall have no duty to disclose to Banks information that is not required to be furnished by Borrower to Administrative Agent at such time, but is voluntarily furnished by Borrower to Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

         13.5 Action on Instructions of Banks. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Banks (except as otherwise provided in Section 11.2), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of Banks and on all holders of Notes. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         13.6 Employment of Administrative Agents and Counsel. Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to Banks, except as to money or securities or other Property received by it or its authorized Administrative Agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         13.7 Reliance on Documents; Counsel. Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by Administrative Agent, which counsel may be employees of Administrative Agent.

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         13.8 Administrative Agent's Reimbursement and Indemnification. Banks
agree to reimburse and indemnify Administrative Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by Borrower for which Administrative Agent is entitled to reimbursement by Borrower under the Loan Documents, (ii) for any other expenses incurred by Administrative Agent on behalf of Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Administrative Agent. The obligations of Banks under this Section 13.8 shall survive payment of the Obligations and termination of this Agreement.

         13.9 Rights as a Bank or Issuing Bank. In the event Administrative Agent is a Bank, Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Bank and may exercise the same as though it were not Administrative Agent, and the term "Bank" or "Banks" shall, at any time when Administrative Agent is a Bank, unless the context otherwise indicates, include Administrative Agent in its individual capacity. In the event Administrative Agent is an Issuing Bank, Administrative Agent shall have the rights and powers of the Issuing Bank hereunder and may exercise the same as though it were not Administrative Agent, and the term "Issuing Bank" shall, at any time when Administrative Agent is the Issuing Bank, unless the context otherwise indicates, include and mean Administrative Agent in its capacity as the Issuing Bank. Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Subsidiaries in which Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         13.10 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon Administrative Agent or any other Bank and based on the financial statements prepared by Borrower and Guarantors and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         13.11 Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Banks and Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, sixty (60) days after the retiring Administrative Agent gives notice of its intention to resign. Administrative Agent may be removed at any time with or without cause by written notice received by Administrative Agent from the Required Banks, such removal to be effective on the date specified by such Banks. The consent of Borrower shall be required prior to

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any removal of Administrative Agent becoming effective; provided, however, that if an Event of Default has occurred and is continuing, the consent of Borrower shall not be required. Upon any such resignation or removal, the Required Banks shall have the right to appoint, on behalf of a Borrower and Banks, a successor Administrative Agent. Any Bank can be a successor Administrative Agent upon the approval of the Required Banks. Any other successor Administrative Agent shall be appointed only with the prior reasonable consent of Borrower. If no successor Administrative Agent shall have been so appointed by the Required Banks within forty-five (45) days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of Borrower and Banks, a successor Administrative Agent.

         If Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, Banks may perform all the duties of Administrative Agent hereunder and Borrower shall make all payments in respect of the Obligations to the applicable Bank and for all other purposes shall deal directly with Banks. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank or federal savings bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Article XIII shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the Loan Documents.

         13.12 Administrative Agent's Fee. Borrower agrees to pay to Administrative Agent, for its own account, the fees agreed to by Borrower and Administrative Agent pursuant to that certain letter agreement dated June 6, 2002 (and accepted by the Borrower on June 12, 2002), or as otherwise agreed from time to time.

                                  ARTICLE XIV

                                RATABLE PAYMENTS

         14.1 Ratable Payments. If any Bank (whether by common law right of setoff or otherwise) has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Loans held by the other Banks so that after such purchase each Bank will hold its ratable proportion of Loans. If any Bank, whether in connection with common law right of setoff or amounts which might be subject to common law right of setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral

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ratably in proportion to their Loans. In case any such payment is prevented, restricted or otherwise impeded by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XV

                BENEFIT OF AGREEMENT, ASSIGNMENTS; PARTICIPATIONS

         15.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower, Administrative Agent, Banks and the Issuing Bank and their respective successors and assigns, except that (i) Borrower shall not have the right to assign its rights or obligations under the Loan Documents (except as otherwise permitted under Section 8.3), and (ii) any assignment by any Bank must be made in compliance with Section 15.3. Notwithstanding clause (ii) of this Section, any Bank may at any time, without the consent of Borrower or Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Bank from its obligations hereunder. Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 15.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         15.2     Participations.

              15.2.1 Permitted Participants; Effect. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other Persons that are not, and that are not Affiliates of a Person, in the home building business ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Documents in an amount of not less than $2,000,000. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Bank has not sold such participating interests, and Borrower, Administrative Agent and the Issuing Bank shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents.

              15.2.2 Voting Rights. Each Bank shall retain the sole right to approve, and/or grant its consent to, without the consent of any Participant, any amendment, modification or waiver or other matter relating to any provision of the Loan Documents.

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              15.2.3 Waiver of Setoff. Each Participant shall be deemed to have waived any and all rights of setoff, including any common law right of setoff, in respect of its participating interest in amounts owing under the Loan Documents.

         15.3     Assignments.

              15.3.1 Permitted Assignments. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other financial institutions that are not, and that are not Affiliates of a Person, in the home building business ("Purchasers") all or any part of its rights and obligations under the Loan Documents in the amount of not less than $10,000,000, provided that each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under the Loan Documents; and provided further, that (unless at the time of the assignment an Event of Default has occurred that is continuing) immediately following such assignment, the assigning Bank either (i) shall retain a Commitment of not less than one-half (1/2) of the amount of such assigning Bank's initial Commitment as set forth on the signature pages of this Agreement (or, if such assigning Bank initially became a party by assignment, the amount of the Commitment initially assigned to it), or (ii) shall have assigned all of its Commitment and have no remaining interest in the Obligations. Such assignment shall be substantially in the form of Exhibit G hereto or in such other form as may be agreed to by the parties thereto. The consent of Borrower and Administrative Agent shall be required prior to an assignment becoming effective; provided, however, that if an Event of Default has occurred and is continuing, the consent of Borrower shall not be required.

              15.3.2 Effect; Effective Date. Upon (i) delivery to Administrative Agent of an assignment and assumption agreement, substantially in the form attached as Exhibit G hereto (an "Assignment Agreement"), together with any consents required by Section 15.3.1, and (ii) payment by the Bank of a $5,000 fee to Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Assignment Agreement . The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA.

         On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Document executed by Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, Banks or Administrative Agent shall be required to release the transferor Bank with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 15.3.2, the transferor Bank, Administrative Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

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         15.4 Dissemination of Information. Borrower authorizes each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all non-public information in such Bank's possession concerning the creditworthiness of Borrower, Guarantors and their Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 12.16 of this Agreement.

         15.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.19.

                                  ARTICLE XVI

                                    NOTICES

         16.1 Giving Notice. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         16.2 Change of Address. Borrower, Administrative Agent, any Bank and the Issuing Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XVII

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower, Administrative Agent, and all Banks and each party has notified Administrative Agent by telex or telephone, that it has taken such action.

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


         IN WITNESS WHEREOF, Borrower, Banks, and Administrative Agent have executed this Agreement as of the date first above written.

                                     BORROWER:

                                     M.D.C. HOLDINGS, INC.,
                                     a Delaware corporation


                                     By:  /s/ John J. Heaney
                                         ------------------------------
                                     Name: John J. Heaney, Senior Vice President

                                     3600 South Yosemite Suite 900
                                     Denver, Colorado  80237
                                     Attention:  John J. Heaney


                                     BANKS:

                                     BANK ONE, NA, Individually,
                                     As Administrative Agent and as Issuing Bank


                                     By:  /s/ Allison L. Crayne
                                         ------------------------------
                                     Name: Allison L. Crayne, Associate

                                     1 Bank One Plaza
                                     Chicago, Illinois  60670
                                     Attention:  F. Patt Schiewitz


                                     WASHINGTON MUTUAL BANK, FA, Individually
                                          and as Syndication Agent


                                     By:  /s/ Thomas S. Griffin
                                         ------------------------------
                                     Name: Thomas S. Griffin, Vice President

                                     5963 LaPlace Court
                                     Suite 205
                                     Carlsbad, California  92008
                                     Attention:  Thomas S. Griffin


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


                                      KEYBANK NATIONAL ASSOCIATION, Individually
                                           and as Documentation Agent


                                      By:  /s/ Craig D. Anderson
                                          ------------------------------
                                      Name:  Craig D. Anderson,
                                             Senior Vice President

                                      1100 East 6600 South
                                      Suite 120
                                      Salt Lake City, Utah  84121
                                      Attention:  Craig  D. Anderson

                                      With a copy to:

                                      KeyBank National Association
                                      1675 Broadway
                                      Suite 400
                                      Denver, Colorado  80202
                                      Attention: Cheryl F. VanKlompenberg

                                      BNP PARIBAS, Individually and as Co-Agent

                                      By:  /s/ David W. Low
                                         ------------------------------
                                      Name: David W. Low, Director

                                      By:  /s/ Robert Mimaki
                                         ------------------------------
                                      Name: Robert Mimaki, Director

                                      180 Montgomery Street, 3rd Floor
                                      San Francisco, California  94104
                                      Attention:  David W. Low

                                      GUARANTY BANK, Individually and as
                                                       Co-Agent

                                      By: /s/ Randy Reid
                                         ------------------------------
                                      Name: Randy Reid, Vice President

                                      8333 Douglas Avenue, 10th Floor
                                      Dallas, Texas  75225
                                      Attention:  Randy Reid


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



                                      WACHOVIA BANK, N.A., Individually
                                          and as Co-Agent

                                      By: /s/ Tim Potts
                                         ------------------------------
                                      Name: Tim Potts

                                      8270 Greensboro Drive - 5th Floor
                                      McLean, Virginia 22102
                                      Attention: Tim Potts


                                      COMERICA BANK, a Michigan corporation


                                      By: /s/ Scott Helmer
                                         ------------------------------
                                      Name: Scott Helmer, Vice President

                                      500 Woodward Avenue, M/C 3256
                                      Detroit, Michigan  48226
                                      Attention:  Scott Helmer


                                      U.S. BANK NATIONAL ASSOCIATION

                                      By: /s/ Joseph Hoesley
                                         ------------------------------
                                      Name:  Joseph Hoesley,
                                             Executive Vice President

                                      601 Second Avenue South
                                      Minneapolis, Minnesota 55502-4302
                                      Attention:  Michael Raarup


                                      CALIFORNIA BANK AND TRUST

                                      By: /s/ Mark Stebbings
                                         ------------------------------
                                      Name: Mark Stebbings, Vice President

                                      3101 N. Central Avenue
                                      Suite 300
                                      Phoenix, Arizona  85012
                                      Attention:  Jennifer Pescatore


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


                                      AMSOUTH BANK, an Alabama banking
                                          corporation

                                      By: /s/ Ronny Hudspeth
                                         ------------------------------
                                      Name:  Ronny Hudspeth,
                                             Senior Vice President

                                      Sonat Tower
                                      1900 Fifth Avenue, North, 15th Floor
                                      Birmingham, Alabama 35203
                                      Attention: Ronny Hudspeth


                                      BANK OF THE WEST (as successor in
                                      interest by merger to United
                                      California Bank, formerly Sanwa
                                      Bank California)

                                      By: /s/ Anthony Cruz
                                         ------------------------------
                                      Name: Anthony Cruz, Vice President

                                      4041 MacArthur Boulevard, Suite 100
                                      Newport Beach, California  92660
                                      Attention:  Anthony Cruz

                                      COMPASS BANK

                                      By: /s/ Larry Olsen
                                         ------------------------------
                                      Name:  Larry Olsen,
                                             Executive Vice President

                                      8100 East Arapahoe Road
                                      Denver, Colorado  80112
                                      Attention:  Larry Olsen

                                      SUNTRUST BANK

                                      By: /s/ John Wendler
                                         ------------------------------
                                      Name: John Wendler, Director

                                      303 Peachtree Street, N.E.
                                      10th Floor, Mail Code 1928
                                      Atlanta, Georgia  30308
                                      Attention: Darren Beck

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



                                       BANK LEUMI USA

                                       By:   /s/ Aliz Sadan
                                            ---------------------------
                                       Name: Aliz Sadan, Assistant Vice
                                                          President

                                       579 Fifth Avenue
                                       2nd Floor
                                       New York, New York  10017
                                       Attention:  Aliz Sadan

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



Bank One, Arizona, N.A. executes this Agreement solely for the purposes set forth in Section 4.4(f).


                                      BANK ONE, ARIZONA, N.A.


                                      By: /s/ Allison L. Crayne
                                         -----------------------------
                                      Name:  Allison L. Crayne, Associate

                                      1 Bank One Plaza
                                      Chicago, IL 60670
                                      Attention:  F. Patt Schiewitz

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